Exhibit 6.10

dealmaker Securities

Order Form

Reg A

Prepared for: Cytonics Corporation
Contact: Joey Bose
Email: joey.bose@cytonics.com

Quote Date: Jan 13, 2026
Valid Until: Feb 12, 2026
Proposed By: Jonathan Self

Billing Information

Effective Date:	Jan 13, 2026 12:02:37 PM UTC-0500
Payment Terms:	100% Due on Signing
Billing Contact:	Joey Bose
Billing Phone:	4438278135
Billing Email:	joey.bose@cytonics.com
Billing Address:	658 W. Indiantown Road, Suite 214, Jupiter Florida United States 33458

Set Up Fees

Set Up Fees	Net Price
DealMaker Marketing Services - Full Package Setup	0
DealMaker Shareholder Services - Setup	0
DealMaker Securities – Reg A Onboarding Setup	0
DealMaker.tech Plus Setup	0
Total Net Setup	**$0**

Monthly Fees

Monthly Fees	Net Price
DealMaker Marketing Services - Marketing Consulting Monthly Fee	$2,000
DealMaker Marketing Services - Marketing Advisory Monthly Fee	$8,000
DealMaker.tech - Plus Platform Monthly Fee	$2,000
Discount	20%
Total Net Monthly	**$12,000**

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This Order Form sets forth the terms of service by which a number of separate DealMaker affiliates are engaged to provide services to Customer (collectively, the "**Services**"). By its signature below in each applicable section, Customer hereby agrees to the terms of service of each company referenced in such section. Unless otherwise specified above, the Services shall commence on the date hereof.

By proceeding with its order, Customer agrees to be bound contractually with each respective company. The Applicable Terms of Service include and contain, among other things, warranty disclaimers, liability limitations and use limitations.

In particular, Customer understands and agrees that it is carrying out a self-hosted capital raise and bears primary responsibility for the success of its own raise. No DealMaker entity is ever responsible for the success of Customer's campaign and no guarantees or representations are ever in place with respect to (i) capital raised (ii) investor solicitation or (iii) completion of investor transactions with Customers. Customer agrees and acknowledges that online capital formation is uncertain, and that nothing in this agreement prevents Customer from pursuing concurrent or sequential alternative forms of capital formation. Customer should use its discretion in choosing to engage the vendors described in this Agreement and agrees that such entities bear no responsibility to Customer with respect to raising capital.

There shall be no force or effect to any different terms other than as described or referenced herein (including all terms included or incorporated by reference) except as entered into by one of the companies referenced herein and Customer in writing.

A summary of Services purchased is described in the Schedule "Summary of Compensation" attached. The applicable Terms of Service are described on the Schedules thereafter, and are incorporated herein.

Services NEVER include providing any investment advice nor any investment recommendations to any investor.

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3/57 Cytonic s Corporation Name Joey Bose Title Presiden t & CEO Signature %BSIG1% Date Jan 13, 2026 12:02:3 7 PM UTC - 0500

Schedule "Summary of Compensation"

A. Regulation A Offering Advance

- **$0 Advance** (an advance against accountable expenses anticipated to be incurred, and refunded to extent not actually incurred)

This advance includes:

i. $0 prepaid to DealMaker Securities LLC for Pre-Offering Analysis
ii. $0 prepaid to Novation Solutions Inc. O/A DealMaker for infrastructure for self-directed electronic roadshow
iii. $0 prepaid to DealMaker Marketing Services LLC (O/A "DealMaker Reach") for consulting and developing materials for self-directed electronic roadshow

- **$10,000 monthly account management compensation.**
  - Monthly account management and software access fees commence in the month of the Commencement date. If no Commencement date is stated on the Order Form, monthly fees commence in the first month following the Effective Date.
  - To the extent services are commenced in advance of a FINRA no objection letter being received, such amounts shall be considered an advance against accountable expenses anticipated to be incurred, and fully refunded to extent not actually incurred). A maximum of $30,000 or three months of account management fees are payable prior to a no objection letter being received.
  - Monthly compensation includes:
    - $2,000 account maintenance fees payable to DealMaker (up to a maximum of $24,000 during the Offering)
    - $8,000 marketing advisory fees payable to Marketing Services (up to a maximum of $96,000 during the Offering)

- **4.5% Cash Compensation From All Proceeds:**
  - Cash compensation does not include processing investor refunds for Customers, which are chargeable at $50.00 per refund.
  - Customer shall be responsible for third-party fees with respect to payment processing.*
  - Customer may elect to offset all or a portion of these fees by levying an administrative fee to investors.

- **Media Fees to be determined on a case-by-case basis, as may be authorized by the Customer, up to a maximum of an additional $741,000 of compensation during the Offering.**

- **$7,910 in Corporate Filing Fees (payable to FINRA)**

***Fees are estimated to be approximately 2% of offering proceeds.**

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Fair Compensation

To ensure adherence to fair compensation guidelines, DealMaker Securities will ensure that, in any scenario, the aggregate fees payable to DealMaker Securities and its affiliates in respect of Services related to the Offering shall never exceed the amounts set forth in the table below (the column entitled "Maximum Compensation").
If the Offering is fully subscribed, the maximum amount of underwriting compensation will be $2,617,000

**In the event that the Financial Industry Regulatory Authority ("FINRA") Department of Corporate Finance does not issue a no objection letter for the Offering, all DMS Fees are fully refundable other than services actually rendered.*

B. Non-Regulation A Offering Fees

- **$0 DealMaker Shareholder Services account setup**, including upload of existing shareholder list and general review and compliance (Directors' resolutions, etc.) in respect of up to 2,500 shareholders with no additional charge. Additional services beyond the first 2,500 shareholders will be charged out at DM Shareholder Services standard hourly rates.

- **DealMaker Shareholder Services:**
  - $250 monthly subscription fee for DealMaker Shareholder Services Management portal.
  - DealMaker Shareholder Services include the issuance of securities by DealMaker Shareholder Services to investors in any Offering conducted on DealMaker, as well as the maintenance of Customer's register of securities
  - Compensation for additional DealMaker Shareholder Services is listed on the DM Shareholder Services Rate card and is subject to regular update in the ordinary course.

- **$2,000 monthly consulting fees to DealMaker Marketing Services LLC (O/A "DealMaker Reach") for branding and marketing services unrelated to the Offering.**

Note: Prices are standard base compensation and subject to additional customization compensation. A condition of the use of DealMaker Transfer Agent LLC (O/A "DealMaker Shareholder Services") is that Customer continue to pay any and all outstanding compensation owing to DealMaker, including software compensation for use of the DealMaker Shareholder Services Management portal on a monthly basis, on the fees and terms established in the Order Form entered into between Customer and DealMaker.

.

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Schedule "Scope of Marketing Services"
(provided by DealMaker Marketing Services)

Full Marketing Compensation Includes:

1. Website Design and Development:
    - Copywriting and design of the website with up to 3 rounds of revisions at the copywriting stage and design stage each.
    - Development of the website using Webflow.
    - Integration of tracking, analytics, and pixels.
    - Ongoing maintenance and management of website content.
2. Audience-Building Infrastructure:
    - Audience building through email capture on landing pages.
    - Creation of the following email series:
        i. Investor educational email series (4 to 6 emails)
        ii. Post investment series (1-2 emails)
    - Ongoing email list nurturing with updates from the Customer's campaign announcements, relevant news, and webinars.
    - Design and implementation of email capture in Klaviyo.
    - Integration of DealMaker webhooks to build and track the investor funnel and status.
3. Conversion Rate Optimization (CRO):
    - Continuous testing of website content to improve conversion rates.
4. Email Marketing:
    - Ongoing nurturing of the email list with updates repurposed from the Customer's campaign announcements, relevant news, and webinars.
5. Ad Creative
    - 4-6 image assets resized for all channels
    - 2-3 video assets resized for all channels
    - 3-4 copy variations applicable to respective channels
6. Paid Media
    - Management of Google ADs including Search, Display, Google Discovery, and YouTube ads.
    - Management of Meta Ads (Facebook & Instagram) as well as Twitter/X ads upon request.
    - Ongoing testing of ad copy and creative.
7. Media Network:
    - Sourcing and negotiating private media placements with relevant publishers and email newsletters.
    - Purchases of media placements will include a fee equal to 15% of the total spend. Aggregate fees shall not exceed the maximum listed in "Schedule: Summary of Compensation"
8. Reporting:
    - Regular calls: bi-weekly
    - Strategic planning, implementation, and execution of the marketing budget.
    - Coordination with third-party agents in connection with the performance of services.
    - Monthly forecasting.

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- Monthly and bimonthly report generation.

Customer is responsible for reviewing items 1 through 8 with Customer's professional advisors, as required
Marketing Services monthly fee will commence in the first month following **the Effective Date**.

COMPENSATION NOT INCLUDED

- Expenses

Marketing Services are provided by DealMaker Marketing Services (O/A "DealMaker Reach, LLC"). Customer hereby agrees to the terms set forth in the DealMaker Marketing Services Terms of Service, with compensation described on Schedules "Summary of Compensation" and "Scope of Marketing Services" hereto.

Customer Signature	

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Schedule "Broker Dealer Services" (DealMaker Securities LLC)

Pre-Offering Analysis

- Reviewing Customer, its affiliates, executives and other parties as described in Rule 262 of Regulation A, and consulting with Customer regarding the same.

Pre-Offering Consulting for Self-Directed Electronic Roadshow

- Reviewing with Customer on best business practices regarding raise in light of current market conditions and prior self-directed capital raises
- Reviewing with Customer on question customization for investor questionnaire, selection of webhosting services, and template for campaign page
- Advising Customer on compliance of marketing material and other communications with the public with applicable legal standards and requirements
- Providing advice to Customer on content of Form 1A and Revisions
- Provide extensive, review, training, and advice to Customer and Customer personnel on how to configure and use electronic platform powered by DealMaker.tech
- Assisting in the preparation of SEC and FINRA filings
- Working with the Client's SEC counsel in providing information to the extent necessary

Advisory, Compliance and Consulting Services During the Offering

- Reviewing investor information, including identity verification, performing AML (Anti-Money Laundering) and other compliance background checks, and providing Customer with information on an investor in order for Customer to determine whether to accept such investor into the Offering;
- If necessary, discussions with the Customer regarding additional information or clarification on an Customer-invited investor;
- Coordinating with third party agents and vendors in connection with performance of services;
- Reviewing each investor's subscription agreement to confirm such investor's participation in the offering and provide a recommendation to the company whether or not to accept the subscription agreement for the investor's participation;
- Contracting and/or notifying the company, if needed, to gather additional information or clarification on an investor;
- Providing ongoing advice to Customer on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements;
- Reviewing with Customer regarding any material changes to the Form 1A which may require an amended filing; and
- Reviewing third party provider work-product with respect to compliance with applicable rules and regulations.

Customer hereby engages and retains DealMaker Securities LLC, a registered Broker-Dealer, to provide the applicable services described above. Customer hereby agrees to the terms set forth in the DealMaker Securities Terms, with compensation described on Schedule "Summary of Compensation" hereto.

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Customer Signature	

Schedule
"DealMaker.tech Subscription Platform and Shareholder Services Online Portal"

During the Offering, Subscription Processing and Payments Functionality

- Creation and maintenance of deal portal powered by DealMaker.tech software with fully-automated tracking, signing, and reconciliation of investment transactions
- Full analytics suite to track all aspects of the offering and manage the conversion of prospective investors into actual investors.

Apart from the Offering, Shareholder Management via DealMaker Shareholder Services

- Access to DM Shareholder Management Technology to provide corporate updates, announce additional financings, and track engagement
- Document-sharing functionality to disseminate share certificates, tax documentation, and other files to investors
- Monthly compensation is payable to DealMaker.tech while the client has engaged DealMaker Shareholder Services

Subscription Management and DM Shareholder Management Technology is provided by Novation Solutions Inc. O/A DealMaker. Customer hereby agrees to the terms set forth in the DealMaker Terms of Service with compensation described on Schedule "Summary of Compensation" hereto.

Customer Signature	

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Schedule "Transfer Agent Services" (DealMaker Shareholder Services)

Account Setup:

General onboarding and customer account setup, includes:

- Upload of existing shareholder list (2,500 shareholders or fewer)
- Issuer review and compliance package (directors resolutions, etc)

Shareholder Services Management Portal Monthly Compensation

.

Number of Shareholders	Monthly Compensation
0-250	$250 minimum flat fee
251-500	$0.75 / shareholder
501-1500	$0.50 / shareholder
1,501-5,000	$0.20 / shareholder
5,001-10,000	$0.10 / shareholder
10,001+	$0.08 / shareholder

Issuance Compensation (Per Action)

Electronic Record (Book Entry) security issuance compensation included

Compensation for additional services is listed on the DealMaker Shareholder Services Rate card and is subject to regular update in the ordinary course. **Upload of historic shareholder list includes up to 2,500 shareholders provided that that shareholder data meets DealMaker's standard data format. Services related to onboarding historical shareholders where data is not provided in DealMaker's standard format or above and beyond the first 2,500 shareholders will be billable at DealMaker Shareholder Services standard hourly rates of $50 per hour.**

A condition of the use of DealMaker Shareholder Services is that Customer continue to pay any and all outstanding compensation owing to DealMaker, including software compensation for use of the DealMaker Shareholder Services Management portal on a monthly basis, on the compensation and terms established in the Order Form entered into between Customer and DealMaker.

Customer hereby engages and retains DealMaker Transfer Agent LLC, a registered Transfer Agent, (O/A "DealMaker Shareholder Services") to provide the applicable services, with compensation described on Schedule "Summary of Compensation" hereto.

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Customer Signature	

Shareholder Services Rate Card

Account Setup & Onboarding	
DealMaker Shareholder Services Onboarding includes: • Configuration of a Customer Shareholder Services portal for shareholder management • Issuer review and compliance package • Upload of historical shareholder list (must be provided in appropriate CSV Format) up to 2,500 holders	$2,500
Data cleaning and reconciliation	$125/hour
Note: DealMaker standard hourly rates of $125 per hour will apply to: *(a) uploading all historic shareholder data that is not in standard CSV format; and* *(b) Issuers importing greater than 2,500 historic shareholders.* *Requests to upload more than 2500 historic shareholders may also incur additional fees for data integration, available upon request.*	

Shareholder Services Management Portal Monthly Fee	
0 - 250 shareholders (*minimum flat fee*)	$250
251 - 500 shareholders	$0.75 / shareholder
501 - 1,500 shareholders	$0.50 / shareholder
1,501 - 5,000 shareholders	$0.20 / shareholder
5,001 - 10,000 shareholders	$0.10 / shareholder
10,001+ shareholders	$0.08 / shareholder
Monthly Fee includes: *- Portal access and use of DM Shareholder Management Technology* *- shareholder ledger management, shareholder inquiry and IR functionality, Community building tools, and more.* *- Functionality supporting corporate updates, announcements, tracking engagement.* *- Document-sharing functionality to disseminate book entry statements, tax documentation, and other files to shareholders.* *Note: Pricing is graduated - tiers apply progressively as shareholder quantity increases.*	

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Issuance Fees	
Electronic Record (Book Entry) security issuance fee	included

Base Usage Fees - Corporate Actions	
Stock Split	$2,500
Name Change	$2,500
Stock Dividend	$2,500

Shareholder Actions	
Non-restricted share transfer (issue/cancel). Includes electronic record-keeping of documentation received for transfer	$50/transfer
Removal of Restrictive Legend	$100
Transaction Rejection	$25
Note: all shares are maintained in book-entry form, we do not issue paper certificates so significant savings on paper certificate costs (lost/stolen/mailing)	

Digital Dividend	
Dividend Setup	$1,500
Administrative Fee	$500 per disbursement
Per distribution (plus associated payment processing costs)	$3.00
1099s Issue/Send*	$3.99
Note: Customer is responsible for issuing K-1s in place of 1099s. Customer's accountant can prepare K-1s. DealMaker Shareholder Services can be used to share K-1 statements with Customer's investors and FAQs prepared to easily manage investor's inquiries.	

Base Shareholder Digital Voting & Annual Meetings	
Voting, Website setup, Digital Meeting Hosting, Digital Q&A, Shareholder Technology Support	$15,000**
Email notice and Electronic ID Generation	$1.50 per shareholder
Vote Tabulation	$0.50 per vote tabulated
**Per Quarter. Voting extended beyond the quarter is subject to additional fees.	
Note: By-Laws must be drafted by counsel to permit digital meetings.	

Other Services	
Audit Verification	$125
Additional OFAC investor checks	$2.50/*shareholder*

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Other Services	
Early Termination	Per contract term

Warrants and Convertible Notes:

General onboarding and customer account setup, includes: • services rendered in connection with the creation of the issue. • including, among other things, reviewing and providing our comments to counsel on the draft Warrant Indenture and other related documents. • execution of the Warrant Indenture in its final approved form in acceptance of the responsibilities and duties of the agency. • setting up records, and all telephone communications and correspondence incidental thereto.	
Monthly Record Maintenance Fee	$300 per month
Exercise Fee • Includes review of exercise forms, confirmation of payment • Cancellation of warrants and update of warrant register • Issuance of new securities, update of new security register • AML verification included in .tech portal	$60.00 per exercise and issuance
Cancellation, De-Registration, Re-Registration of Warrants	$20.00 per cancellation
Removal of Restrictive Legend	$100 per transaction
Other Services Rush Fees Fractional Share Payments Audit Verification Early Termination Consulting Fee	**Quoted based on Customer time limitations and project scope* **Quoted upon request* $125 $2,500 $50/hour ** Consulting fee for issuer & investor questions outside our mandate for example, questions not directly related to the series raise for*

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	which we have been engaged.

NOTE: Prices are standard base fees and subject to additional customization fees. A condition of the use of DealMaker Transfer Agent LLC services is that Issuer continue to pay any and all outstanding fees owing to DealMaker, including software fees for use of the DealMaker Shareholder Services Management portal on a monthly basis, on the fees and terms established in the Order Form entered into between Issuer and DealMaker.

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DEALMAKER TERMS OF SERVICE

These Terms of Services **("Terms")** govern access to the software and services provided by any of the DealMaker entities such as Novation Solutions Inc., O/A DealMaker (**"DealMaker.tech"**), DealMaker Reach, LLC (**"DM Reach"**), DealMaker Securities LLC (**"DMS"**) and DealMaker Transfer Agent LLC, O/A DealMaker Shareholder Services (**"DMTA"**) (individually, each a **"DealMaker Entity"** and collectively, the **"DealMaker Entities"**). Each of the entities may be referred to as **"DealMaker"** or the **"Company"** in these Terms.

These Terms have legal implications. It is important that you read these terms carefully, and consult legal counsel if you determine that is appropriate, in order to understand these Terms.

The Terms, together with the DealMaker order form from which this page was linked (**"Order Form"**), form an agreement between the Customer (as defined in the order form) and the applicable DealMaker entit(ies) being engaged for technology or services (each an **"Agreement"**). Each of these Agreements may be referred to as "an Agreement" or "the Agreement" in these Terms.

Each Agreement contains, among other things, warranty disclaimers, liability limitations and use limitations. Each Agreement also contains an arbitration provision which is enforceable against the parties and may impact your rights and obligations. By signing the Order Form and using the DealMaker Entity services described in such Order Form, Customer accepts and agrees to be bound by these Terms.

These Terms apply to all DealMaker Entities unless a DealMaker Entity is explicitly excluded or alternative terms are supplemented, as indicated below.

1. Definitions

"Account" means Investment funds deposited in Customer's account with a financial institution by (i) Customer's investors directly, funded via wire or check or (ii) a third party payment processor, prior to the Closing of any transaction involving such investments.

"Closing" means the resolution of all applicable AML-related exceptions or discrepancies identified through any searches provided by third parties through Company or otherwise identified by or to Company for all transactions associated with an investment and the acceptance by the Customer of the investment associated with such transactions.

"Closing Date" means the date of each Closing.

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"Commencement Date" occurs in the month the Customer begins paying monthly subscription fees. If no Commencement Date is stated on the Order Form, monthly subscription fees are payable in the month following the Effective Date.

"Customer Payment Processing Account" means a Customer's account with a third party payment processor into which Customer deposits investment funds.

"DM Shareholder Management Technology" means DealMaker's investor communication functionality technology and/or services provided by DealMaker.tech.

"Effective Date" is the date the Agreement is signed.

"Escrow Account" means Customer's third party escrow account into which Customer directs investment funds from Investors.

"Improvements" means any improvements, updates, variations, modifications, alterations, additions, error corrections, enhancements, functional changes or other changes to the Software, including, without limitation: (i) improvements or upgrades to improve software efficiency and maintainability; (ii) improvements or upgrades to improve operational integrity and efficiency; (iii) changes or modifications to correct errors; and (iv) additional licensed computer programs to otherwise update the Software.

"Intended Purpose" means Customer's use of the Software to raise capital online via technology or services provided by DealMaker.tech.

"Offerings" refers to online capital formation transactions completed by Company's Customers or Customer's clients, using the Software.

"Software" means the DealMaker™ cloud-based software program developed by Company, including its features, functionality, performance, application and use, any related printed, electronic and online documentation, manuals, training aids, user guides, system administration documentation and any other files that may accompany the Software used by the Customer.

"TOS" means the DealMaker.tech website terms of service located at https://www.dealmaker.tech/terms.

2. Term and Termination

2.1. Term

Unless otherwise stated in the Order Form, the Agreement will remain in effect from the Effective Date until the first day of the month following the completion of an Offering ("Term"). The Term for DMTA is set forth in the DMTA terms.

2.2. Renewal

2.2.1. Activation Fees: Unless otherwise specified in the Order Form, activation fees do not renew. Activation fees are one-time fees. These may also be referred to as "Launch Expenses" or "Setup,"

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if they precede the Offering launch or commencement of Services

2.2.2. Monthly Subscription Fees: Unless otherwise specified in the Order Form, Monthly Subscription Fees ("Subscription Fee") automatically renew each month.

2.2.3. DM Shareholder Management Technology Fees : DM Shareholder Management Technology is a service offered by DealMaker.tech. Unless otherwise specified in the DealMaker.tech or DMTA fee schedules to your Order Form, fees for use of the DM Shareholder Management Technology, when applicable, will automatically renew each month and the services can be canceled within any month upon written notice, effective the month following cancellation of DealMaker.tech services, except for DMTA Customers. Cancellation of fees for use of DM Shareholder Management Technology for DMTA customers is governed by the DMTA terms.

2.2.4. DealMaker Transactional Fees are incurred at the time of each transaction and charged on a per use basis, as specified in the Order Form.

2.3. Termination

2.3.1. Termination for Cause. Customer or any DealMaker Entity may terminate this Agreement immediately for Cause, as to any or all Subscription services. "Cause" includes a determination that a party is acting, or have acted, in a way that has negatively reflected on or impacted, or may negatively reflect on or impact the other party, its prospects, or its customers, including without limitation in a way that violates or causes a violation of applicable law or regulation. Upon termination for cause, there are no additional fees incurred. All prepaid unused fees would be returned.

2.3.2. Otherwise, an Agreement may only be terminated as follows:

a. Material Breach: A party may terminate this Agreement upon sixty (60) days written notice if the breaching party fails to perform or observe any material term, covenant, or condition to be performed or observed by it under this Agreement and such failure continues to be unremedied after sixty (60) days' written notice of such failure from Company to Customer.

If the breach has not been cured within the sixty day period, the non-breaching party may terminate this Agreement forthwith and may immediately exercise any one or more of the remedies available to it under the Terms of this Agreement, in addition to any remedy available at law.

b. Customer Default. If Customer defaults in performing its obligations under an Agreement, Company may terminate this Agreement (i) upon written notice if any material representation or warranty made by Customer proves to be incorrect at any time in any material respect or (ii) upon written notice, in order to comply with a legal requirement, if such compliance cannot be timely achieved using commercially reasonable efforts, after Company has provided Customer with as much notice as practicable.

c. Right of Termination – Insolvency/Bankruptcy: A party may terminate an Agreement immediately, if the other party becomes the subject of a petition in bankruptcy or any other

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proceeding relating to insolvency, cessation of business, liquidation or assignment for the benefit of creditors, reorganization or other relief, or is adjudged bankrupt or insolvent or has entered against it a final and unappealable order for relief, under any bankruptcy, insolvency, or other similar law. In the event of Company insolvency, all of the Customer's assets are immediately released.

(collectively, **"Termination Reasons"**)

Other than the Termination Reasons, unless explicitly stated otherwise, an Agreement may not otherwise be terminated prior to the end of the Term.

2.3.3. The termination of an Agreement as described herein shall not exclude the availability of any other remedies. Any delay or failure by either party to exercise, in whole or in part, any right, power, remedy or privilege shall not be construed as a waiver or limitation to exercise, in whole or in part, such right, power, remedy or privilege.

2.3.4. All terms of an Agreement, which should reasonably survive termination, shall survive, including, without limitation, confidentiality, limitations of liability and indemnities, arbitration and the obligation to pay fees relating to services provided by the DealMaker Entity prior to termination.

3. Payment & Billing

DealMaker shall be compensated as set out in the Order Form. Unless otherwise specified in the schedules to the Order Form, Customer will be invoiced on a monthly basis. Payment will be automatically debited from the Customer's bank account or credit card on file, with a receipt to be automatically delivered. Invoices will be available for the Customer to review upon request. In the event that any Customer payment fails, in respect of any invoice due and payable to a DealMaker Entity (**"Arrears"**), Customer must re–connect its bank account or update credit card within fourteen (14) days and submit payment for any Arrears. Unless Arrears are cleared and accounts are brought back into good standing within 14 days, automated payouts and reconciliation reporting will be disabled. In the event the Arrears are not cleared or accounts are not brought back into good standing within 30 days, all services will be paused until payment is received and the Customer's bank account or credit card authorization is restored. DealMaker reserves the right to debit from Customer's payment account in respect of any Arrears aged beyond thirty days unless the Customer disputes the charges in writing.

4. Intellectual Property

4.1. Title. Company retains title to and sole ownership of the Software and all Improvements.

4.2. Cloud-Based Software. The Software is cloud based. As such, the source and object code are located on servers outside of the Customer's premises. Customer shall have no access to the facilities at which the Software is hosted.

4.3. Intellectual Property. All Intellectual Property, Intellectual Property Rights and distribution rights associated with or arising from Company's Confidential Information including but not limited to the Software, remain exclusively with Company. **"Intellectual Property"** includes, without limitation, with respect to all DealMaker Products: all technical data, designs, specifications, software, data, drawings, plans, reports, patterns, models, prototypes, demonstration units, practices, inventions, methods and related technology, processes or other information, and all rights therein, including, without limitation, patents, copyrights, industrial designs, trade-marks and any registrations or applications for the same and

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all other rights of intellectual property therein, including any rights that arise from the above items being treated by the parties as trade secrets (the rights being **"Intellectual Property Rights."**)

4.4. Restrictions.

4.4.1. Customer may not: (i) modify, enhance, reverse-engineer, decompile, disassemble or create derivative forms of the Software; (ii) copy the Software; (iii) sell, sub-license, lease, transmit, distribute or otherwise transfer rights in/to the Software; (iv) allow third-party use of the Software installed at the Site; or (v) pledge, hypothecate, alienate or otherwise encumber the Software to any third party.

4.4.2. Use of the Software is restricted to the Intended Purpose only. Customer agrees not to engage in any activity restricted by the TOS or transfer any information restricted by the TOS.

4.4.3. Customer acknowledges that unauthorized reproduction or distribution of the Software is expressly prohibited by law, and may result in civil and criminal penalties. Violators may be prosecuted. Customer may not reverse engineer, decompile, disassemble or otherwise attempt to discover the source code of the Software, DealMaker website or any part thereof, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation.

4.5. Customer represents and warrants that any Customer assets or materials provided and the intended use thereof in accordance with the terms of each Agreement, will not infringe, violate, or misappropriate any third party rights, including without limitation, any copyrights, trademarks, trade secrets, privacy, publicity, or other proprietary or intellectual property rights.

4.6. Customer represents and warrants that Customer will not to bid on or use any DealMaker Entity trademarks, brand names, or any variations thereof in Customer's paid search advertising campaigns. This includes, but is not limited to, Google AdWords, Bing Ads, and other search engine marketing platforms. Unless otherwise provided for in the Agreement, Customer shall not:

4.6.1.bid on or use our trademarks as keywords in Customer's paid search campaigns;

4.6.2. include DealMaker Entity trademarks in Customer's ad copy, display URL, or landing page URL; or

4.6.3. use any misspellings, variations, or confusingly similar terms to DealMaker Entity trademarks in Customer's paid search activities;

DealMaker reserves the right to monitor and enforce compliance with these trademark bidding restrictions.

5. Confidential Information

5.1. **"Confidential Information"** means any and all confidential or proprietary information of DealMaker or Customer, including affiliates thereof, which has been or may be disclosed by one party to this Agreement ("Disclosing Party") to the other party ("Receiving Party"), at any time prior to and during the Agreement Term, including, without limitation, the names of employees and owners, the names or other

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personally identifiable information of customers, business and marketing information, technology, know-how, ideas, reports, techniques, methods, processes, uses, composites, skills, and configurations, intellectual property of any kind and all documentation provided by investors in the Offering. Without limiting the generality of the foregoing, DealMaker's Confidential Information includes: (i) the Software; (ii) the computer code underlying the Software, including source and compiled code and all associated documentation and files; (iii) information relating to the performance or quality of the Software and services provided by the DealMaker Entity; (iv) the details of any technical assistance provided to Customer during the Term; (v) any other products or service made available to Customer by DealMaker during the Agreement Term; and (vi) information regarding DealMaker's business operations including its research and development activities. All work product, pricing, Agreement terms and process information of either party exchanged with the other party to perform the terms of the Agreement is agreed to be Confidential Information, except that any logos or marketing references are not Confidential Information.

5.2. **"Confidential Information"** does not include information that: (i) is or has become generally known to the public without any action by the non-disclosing party; (ii) was known by either party prior to entering into the Agreement; (iii) was independently determined by either party; or (iv) was disclosed to the relevant party without restriction by a third party who, to the best of such party's knowledge and belief, had no obligation not to disclose such information.

5.3. Neither party may disclose Confidential Information without the express written consent of the other party, except as specifically contemplated in this Agreement.

5.4. Trade Secrets. Notwithstanding anything to the contrary herein, with respect to Confidential Information that constitutes a trade secret under the laws of any jurisdiction, such rights and obligations shall survive such expiration or termination until, if ever, such Confidential Information loses its trade secret protection other than due to an act or omission of the receiving Party or its Representatives.

5.5. By executing this Agreement, the Customer is providing written consent for DealMaker to disclose Confidential Information but only to the extent required to carry out the terms of this Agreement. Customer's investors will be required to sign-in to the DealMaker.tech portal and agree to the DealMaker.tech TOS. The parties agree that this process shall not constitute a disclosure of "Confidential Information" as described in this section.

5.6. Notwithstanding anything in this section, Customer and DealMaker hereby agree that each party may use the other party's logo for promotional purposes (**"Logo Use"**). The parties acknowledge that Logo Use does not include the use of any descriptive copy, all of which must be approved by Customer and DealMaker in writing. Except as provided for in this paragraph, nothing contained in this Agreement will be construed as granting Customer or DealMaker any right, title or interest in or to any or to use any of the other party's Confidential Information. Customer or DealMaker may terminate Logo Use at any time, with or without cause, upon written notice to the other party. For any Customer conducting a public offering on the DealMaker platform (i.e. Regulation A or Regulation CF offerings), in which the offering is already in the public domain, Customer agrees that DealMaker may disclose Customer name and offering proceeds to third party data aggregators for the purpose of generating industry reports. Industry reports shall not include publication of Customer name or the amount raised.

5.7. Authorized Disclosure. Each party may, without the consent of the other party, disclose Confidential Information to the extent reasonably necessary to comply with applicable regulatory demands or orders in connection with the purpose for which the Customer enters into this Agreement. Each party may disclose the existence of this Agreement and any relationship between the parties.

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6. Exclusion of Warranties

6.1. Except as expressly stated in this Agreement, DealMaker makes no representations or warranties or covenants to Customer, either express or implied, with respect to the Software, services provided by the DealMaker Entity or with respect to any Confidential Information disclosed to Customer. DealMaker specifically disclaims any implied warranty or condition of non-infringement, merchantable quality or fitness for a particular purpose. Customer acknowledges that the Software is in continuous development and that it has been advised by DealMaker to undertake its own due diligence with respect to all matters arising from this Agreement. All services are provided on an "as is" and "as available" basis without any warranties, express or implied, including, without limitation, implied warranties of merchantability or fitness for a particular purpose, and DealMaker expressly disclaims all warranties. Customer agrees and understands that no DealMaker entity has any fiduciary duty to Customer.

6.2. No Improvements. Company is under no obligation to provide Improvements to the Software during the Term.

6.3. Any Improvements Gratuitous. Any Improvements provided by DealMaker to Customer from time to time during the Term shall be, unless otherwise stated, construed as being provided on a purely gratuitous basis and shall not give rise to any right or entitlement on the part of Customer, except as otherwise specifically provided in this Agreement. Any Improvements so provided shall be governed by the same terms and conditions applicable to the Software, as described herein, unless otherwise outlined in a fee schedule or addendum to this Agreement.

6.4. No Future Entitlement. Nothing in this Agreement shall be construed as creating any obligation on DealMaker to continue to develop, commercialize, offer, make available or support (i) the Software; or (ii) any feature, functionality or Improvement as may be encompassed in the Software from time to time during the Term, beyond the duration of the Term.

6.5. Company Templates and Samples are Provided with No Warranties. Customer may request access to DealMaker's templates and resources to help organize and set up an offering or any communications related thereto. These resources may include template communications, educational packages, resources for the management of administrative and collaborative tasks, and best practices observed from other offerings and industries. Customer acknowledges and agrees that, by providing access to any documents, training, or resources, DealMaker is not rendering and shall not be deemed to have rendered any legal, tax, investment, or financial planning advice. Customer shall, as it deems necessary or advisable, consult its own legal, tax, investment, or financial planning advisers. All templates and samples are provided with no warranties whatsoever and by making use of such materials, Customer is agreeing to voluntarily assume any liability with respect thereto.

7. Limitation and Exclusion of Liability

Unless otherwise specified herein, in no event is DealMaker's liability for any damages on any basis, in contract, tort or otherwise, of any kind and nature whatsoever, arising in respect of this Agreement, howsoever caused, including damages of any kind and nature caused by DealMaker's negligence or by a breach of contract or any other breach of duty whatsoever, to exceed the fees actually paid to DealMaker by Customer during the Term. Customer acknowledges that DealMaker has set its fees under this Agreement in reliance on the limitations and exclusions of liability set forth in this Agreement and such reliance forms an essential basis of this Agreement.

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8. Indemnification

Applicability of Indemnification Clause: Customers of DMTA are bound by the separate indemnification clauses applying only to DMTA.

8.1. **Indemnification by Customer**. Customer shall indemnify and hold each DealMaker Entity, its affiliates and their respective members, officers, directors and agents (**"Indemnified Parties"**) harmless from any and all actual or direct losses, liabilities, claims, demands, judgements, arbitrations awards, settlements, damages, direct fees, costs and expenses (including attorney fees and costs) (collectively **"Losses"**), resulting from or arising out of any third party suits, actions, claims, demands, investigations or similar proceedings (collectively **"Claim"**) to the extent they are based upon (i) a breach of this Agreement by Customer, (ii) the wrongful acts or omissions of Customer, (iii) Customer, or Customer's clients' engagement with DealMaker and any actions taken in conjunction therewith, including but no limited to usage of the Software, whether or not such activities are in accordance with Intended Usage or (iv) the Offering. **"Losses"** includes, losses arising from payment processing which are losses arising from chargebacks, clawbacks, payment reversals, fraudulent charges, insufficient credit, unauthorized charges, claims of Customer or third parties regarding payment disputes, and any other problems relating to card or ACH payments made for the benefit of Customer (**"Payment Processing Losses"**).

8.2. **Indemnification by Company.** The applicable DealMaker Entity shall indemnify and hold Customer, Customer's affiliates and Customer's representatives and agents harmless from any Losses resulting from or arising out of Claims to the extent they are based upon (i) such DealMaker Entity's breach of this Agreement (ii) the negligence, fraud, bad faith or willful misconduct of the DealMaker Entity or (iii) DealMaker Entity's failure to comply with any applicable laws in the performance of its obligations under this Agreement.

8.3. **Indemnification Procedure**. If any proceeding is commenced against a party entitled to indemnification under this section, prompt notice of the proceeding shall be given to the party obligated to provide such indemnification. The indemnifying party shall be entitled to take control of the defense, investigation or settlement of the Proceedings and the indemnified party agrees to reasonably cooperate, at the indemnifying party's cost in ensuing investigations, defense or settlement. The indemnifying party shall reimburse the indemnified party for all expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred in connection with investigating, preparing, pursuing, defending, or settling a Claim (including without limitation any shareholder or derivative action); provided, however, that indemnifying party will not be liable to indemnify and hold harmless or reimburse an indemnified party pursuant to this paragraph to the extent that an arbitrator (or panel of arbitrators) or court of competent jurisdiction will have determined by a final non-appealable judgment that such Claim resulted from the gross negligence or willful misconduct of such indemnified party. The Indemnifying Party will not settle, compromise or consent to the entry of a judgment in any pending or threatened Claim unless such settlement, compromise or consent includes a release of the indemnified parties satisfactory to the indemnified parties.

8.4. **Indemnified Party Limitation Of Liability**. In no event shall the Indemnified Parties be liable or obligated in any manner for any consequential, exemplary or punitive damages or lost profits incurred by Customer arising from or relating to the Agreement, an Offering, or any actions or inactions taken by an Indemnified Parties in connection with the Agreement, and the Customer agrees not to seek or claim any such damages under any circumstances.

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8.5. **Recovery of Payment Processing Losses.** Notwithstanding anything to the contrary in this Agreement, upon Company giving Customer prior written notice of no less than five business days, DealMaker.tech shall have the right, in its sole discretion, to request Customer reimburse Company for Payment Processing Losses from Customer Account or from Customer's Payment Processing Account, unless prohibited by law. Customer acknowledges and agrees that recovery of Losses from Customer's Payment Processing Account will not serve as any limitation on the indemnification obligations of Customer under this Agreement or any remedy or claim that Company may be entitled to pursue against Customer in respect of such Losses.

9. Third Party Services

Customer may request introductions to DealMaker's network of partners and vendors for the purpose of sourcing additional services (including but not limited to, a call center, marketing support, investment relations). Unless otherwise specified in writing, all engagements with third parties in this respect are to be made directly between the Customer and the vendor at the Customer's discretion. Customer acknowledges and agrees that, by making such introductions, DealMaker is not recommending and shall not be deemed to have recommended any partner or vendor's products or services or to have assumed any responsibility for Customer's selection of any partner or vendor or procurement of such products or services.

Without limiting any other protection of DealMaker under this Agreement and notwithstanding anything to the contrary, DealMaker shall bear no responsibility or liability whatsoever in connection with any third party services provided by a vendor engaged by Customer, the decision to engage such vendors rests solely with the management of the Customer on the terms contracted between the Customer and such parties.

10. Escrow

Customer acknowledges that if Customer opens a third-party escrow account (either by Customer's choice or as necessary to comply with applicable laws or regulations) in connection with the Company services, Customer will apply for escrow account with a DealMaker-approved escrow provider.

11. Customer Obligations

11.1. General

11.1.1. Customer shall be responsible for providing Offering terms to its subscribers. Such disclosure shall include, but is not limited to the following material information: a method of Customer valuation, a description of the security available in the Offering, the risks related to the investment, whether there are existing investors and any additional capital expectations.

11.1.2. Customer is solely responsible for ensuring that the funds raised in the Offering are used, allocated or invested in accordance with the use of funds described in the Offering disclosure.

11.1.3. Customer acknowledges that following the final closing for the Offering, Customer will have sufficient liquidity (from the proceeds raised in the Offering or alternate Customer funds) to sustain Customer operations for that period of time which is clearly identified in the Offering disclosure or

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alternatively, until the next Customer funding round.

11.1.4. Nothing in this Agreement shall be construed to relieve the managers or officers of Customer from the performance of their respective duties or limit the exercise of their powers in accordance with the Customer's bylaws, operating and constituent documents, written supervisory procedures, applicable law or otherwise. The Customer bears ultimately responsibility for all decisions with regard to any matter upon which Company has rendered its services. The Company shall not, and shall have no authority to control Customer or Customer's day-to-day operations, whether through the performance of the Company's duties hereunder or otherwise. The Customer's directors, managers, officers and employees shall retain all responsibility for Customer, and its operations as and to the extent required by Customer's bylaws, operating and constituent documents, and applicable law. In furtherance and not in limitation of the above, and notwithstanding any other provision of this Agreement or of any other agreement, understanding or document that purports to have any contrary effect or meaning, the DealMaker shall not control, or have the right to control, directly or indirectly, the wages, hours, or terms and conditions of employment of the Customer.

11.2. Privacy.

11.2.1. Notwithstanding any other provision of this Agreement, Customer shall not take or direct any action that would contravene, or cause the other party to contravene, applicable legislation that addresses the protection of individuals' personal information (collectively, **"Privacy Laws"**). Customer shall, prior to transferring or causing to be transferred personal information to Company, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws, including any consents required from third parties pursuant to applicable Privacy Laws.

11.2.2. Customer acknowledges that, when used for an Offering, the Customer's personalized Software dashboard (**"Software Dashboard"**) will contain personal identifying information (**"PII"**) of Customer's investors. Customer is solely responsible for ensuring compliance with all applicable Privacy Laws when Customer (a) downloads and stores any PII obtained from the Software Dashboard and (b) provides Customer's representatives with access to the Software Dashboard.

11.2.3. Customer is solely responsible for notifying Company when any Customer representative is no longer working for the Customer and/or authorized to access the Software Dashboard for the Offering.

11.2.4 Customer shall cause all third parties with access to PII obtained from the Software Dashboard to execute agreements acknowledging the third parties' obligation to comply with applicable Privacy Laws.

11.2.5. Customer has implemented and continually monitors and enforces an agreement or policy with its Customer representatives, employees and agents that addresses (i) confidentiality and security provisions for all data, including data obtained through the Software Dashboard and (ii) permitted and impermissible use of this data.

11.3. Bad Actor Checks

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Customer agrees to provide DealMaker Entity with documentation verifying completion of bad actor checks in compliance with all applicable regulations (**"Bad Actor Checks"**). Customer shall provide DealMaker Entity with a copy of Customer's Bad Actor Checks within thirty (30) days of the Effective Date of this Agreement, failing which, DealMaker Entity shall notify Customer in writing that it shall take steps to complete Customer's Bad Actor Checks at Customer's sole expense.

12. General Terms

12.1. Publications. Each party acknowledges that its name, logo(s) and a description of the general nature of this Agreement may be used in any press release, public announcement or public communication during and following the Term. Without limiting the generality of the foregoing, Company may publish such information on its websites and in its promotional materials.

12.2. General Cooperation. The parties shall with reasonable diligence do all such things and provide all such reasonable assurances and execute all such documents, agreements and other instruments as may reasonably be necessary for the purpose of carrying out the provisions and intent of any Agreement. The parties further acknowledge that the implementation of each Agreement will require the co-operation and assistance of each of them.

12.3. No Books And Records Obligations. Any and all obligations of Customer related to the storage of books and records remains the sole obligation of Customer. Company expressly disclaims any and all responsibility with respect to any regulatory or industry requirements with respect to the Customer's obligations related to record keeping and maintenance.

12.4. Survival. These terms shall continue in effect until the expiration or termination of the Agreement, whichever is earlier. The provisions of these Terms of Service which should by their nature survive expiration or termination of this Agreement shall so survive.

12.5. Currency. All currencies referred to herein are in US dollars.

12.6. Amendment and Waiver. Amendments to any Agreement, including any schedule or attachment hereto, shall be enforceable only if in writing and signed by authorized representatives of each of the applicable parties. A party does not waive any right under this Agreement by failing to insist on compliance with any of the terms of this Agreement or by failing to exercise any right hereunder. No waiver of any breach of any terms or provisions of this Agreement is effective or binding unless made in writing and signed by the authorized representative of each of the parties.

12.7. Assignment: No party may assign an Agreement or any of its rights or obligations hereunder without the prior written consent of the other party, such consent not to be unreasonably withheld.

12.8. Inurement. Each Agreement inures to the benefit of and is binding on each of the parties and their respective successors and permitted assignees, heirs and legal representatives.

12.9. Force Majeure. Excluding any obligations of a party to pay monies due hereunder, neither party will be responsible for any delay or failure in its performance or obligations under this Agreement due to causes beyond its reasonable control, including, without limitation, labor disputes, strikes, civil disturbances, government actions, fire, floods, acts of God, war, terrorism, or other similar occurrences

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(each, a **"Force Majeure Event"**); provided that the party affected by such Force Majeure Event (a) is without fault in causing such delay or failure, (b) notifies the other party of the circumstances causing the Force Majeure Event, and (c) takes commercially reasonable steps to eliminate the delay or failure and resume performance as soon as practicable.

12.10. Governing Law. Each Agreement is made in New York governed by and construed in accordance with the laws of the state of New York and the federal laws applicable therein. In connection with each Agreement, the Parties attorn to the jurisdiction of the courts of the State of New York.

12.11. Arbitration. Any and all controversies, claims, or disputes arising out of or relating to each Agreement, or the interpretation, performance, or breach thereof, including the scope or applicability of this provision to arbitrate (**"Dispute"**) shall be referred to senior management of the parties for good faith discussion and resolution. In the event the parties cannot resolve any Dispute informally, then such Dispute shall be submitted to confidential, final, and binding arbitration with venue in New York, NY, pursuant to the rules of the American Arbitration Association.

12.11.1. Arbitration Procedure. The arbitration shall take place in New York. The arbitration shall be before a single, neutral arbitrator who is a former or retired New York state or federal court judge. The arbitration may be initiated by any party by giving to the other party written notice requesting arbitration, which notice shall also include a statement of the claims asserted and the facts upon which the claims are based. Customer and Company each consent to this method of dispute resolution, as well as jurisdiction, and consent to this being a convenient forum for any such claim or dispute and waive any right it may have to object to either the method or jurisdiction for such claim or dispute. In the event of any dispute among the parties, the prevailing party shall be entitled to recover damages plus reasonable costs and attorney's fees and the decision of the arbitrator shall be final, binding and enforceable in any court.

12.11.2. Compelling Arbitration. Any party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. Notwithstanding this arbitration provision, either party shall be entitled to seek injunctive relief (unless otherwise precluded by any other provision of this Agreement) from any court of competent jurisdiction. If for any reason an action proceeds in court rather than in arbitration, it shall be brought exclusively in a state or federal court of competent jurisdiction located in New York and the parties expressly consent to personal jurisdiction and venue therein and expressly waive any right to trial by jury.

12.11.3. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (I) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (II) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

12.12. Entire Agreement: Each Agreement including all schedules thereto, constitutes the entire agreement between the parties concerning the applicable subject matter and supersedes all prior or collateral agreements, communications, presentations, representations, understandings, negotiations and discussions, oral or written.

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12.13. Headings: Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement.

12.14. Number and Gender. Words importing the singular mean the plural and vice versa. Words in the masculine gender include the feminine gender and vice versa.

12.15. Severability. If any term, covenant, condition or provision of an Agreement is held by a court or arbitrator(s) of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court or arbitrator(s) only to the extent deemed necessary by that court or arbitrator(s) to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

12.16. Notices. Any notice required to be given pursuant to an Agreement shall be in writing and delivered by electronic mail, addressed to the appropriate party. Any notice given is deemed to have been received on the date on which it was delivered if a business day, or, failing that, on the next business day.

12.17. **Testimonials.** Customer acknowledges that DealMaker's materials may from time to time include testimonials, real world experiences and insights or opinions about other people's experiences with DealMaker (***"Examples"***) and that this information is for illustration purposes only. Customer further acknowledges that campaigns are affected by a variety of factors including but not limited to time, external global events, varying business plans, different industries, and that these Examples are in no way a representation or guarantee that current or future customers will achieve the same or similar results.

DealMaker Additional Terms Applicable to Certain DealMaker.tech Services: Third Party Payment Processing, AML/KYC Background Checks, Accreditation Verification and Analytics, Marketing Review Tool.

The following sections of the Terms only apply to those DealMaker.tech Customers who purchase the specific services noted.

13. Background Checks: AML compliance and "clearing"

DealMaker's integrated AML searches are tools provided to Customer to assist Customer (or its agents) in complying with applicable obligations related to KYC/AML regulations. Company is not engaged to perform and will not perform, and shall not be deemed responsible for performing, any services related to reviewing or analyzing search results, sources of funds or wealth, or making any determination as to whether Customer has complied with its obligations under applicable anti-money laundering legislation and regulations or as to whether any prospective investor poses any risk of money laundering, terrorist financing, or other criminal or suspicious activity. Customer and/or its agents (including counsel or broker dealer as applicable) shall bear primary responsibility to determine compliance with applicable AML legislation and regulation and shall assist in the clearing of any AML exceptions. Customer's KYC/AML clearing obligations may require Customer to undertake efforts to ensure that individual and corporate investors provide applicable identity verification, explanations of adverse regulatory/disciplinary/bankruptcy history or media reports, confirmation of false positive results, or other documents or information required for AML purposes. DealMaker.tech's AML searches are limited by capabilities and design of products and services of the third parties DealMaker.tech engages to perform such searches, including limitations on the search methodology, matching logic, data sources, and information accuracy.

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14. Regulation D, 506(c) Accredited Investor Verification

14.1. Customer may engage either Company or a third party (each a **"Reviewer"**) to assist Customer in complying with applicable obligations related to accredited investor verification pursuant to Rule 506(c) of Regulation D promulgated under the Securities Act (**"Regulation D"**). If Reviewer is Company, Company shall review investor submissions and uploaded documentation on the DealMaker portal and make a determination as to whether Customer has complied with its obligations to verify accredited investors (as defined by Rule 501 of Regulation D promulgated under the Securities Act) (**"DM Verification"**). Customer acknowledges that Company may contact investor for the purpose of accredited investor verification and that Customer has obtained investor's consent to receive communications from Company and/or DealMaker regarding investor's accreditation verification. If Reviewer is a third party, Company will not perform, and shall not be deemed responsible for performing, any services related to reviewing or analyzing search results, sources of funds or wealth, or making any determination as to whether Customer has complied with its obligations to verify accredited investors (as defined by Rule 501 of Regulation D promulgated under the Securities Act).

14.2. Company does not make and hereby disclaims any warranty, expressed or implied with respect to the information provided through DM Verification. Company does not guarantee or warrant the correctness, merchantability, or fitness for a particular purpose of the information provided through DM Verification. Customer acknowledges that:

14.2.1. DM Verification shall not include accreditation verification of non-U.S. investors (**"foreign accredited investors"**) who may be subject to foreign accreditation verification requirements.

14.2.2. DM Verification is conducted using a variety of third party database searches, public record services and user submissions. Company cannot represent or warrant that the data provided will be 100% accurate, complete or up to date. The data is time sensitive and Company provides the information as is. Public records may be incomplete, out of date or have errors.

14.2.3. The results of a DM Verification search for any type of personal verification should be interpreted cautiously. Criminal and civil record search results may not provide a complete or accurate representation of a person's criminal background or civil judgment history. Records are available for the majority, but not all, of states and counties. Records can be incomplete, contain inaccuracies or false matches.

14.2.4. Company is not a consumer reporting agency as defined in the Fair Credit Reporting Act (**"FCRA"**), and the information in DealMaker.tech's databases has not been collected in whole or in part for the purpose of furnishing consumer reports, as defined in the FCRA. CUSTOMER SHALL NOT USE DM VERIFICATION SERVICES AS A FACTOR IN (1) ESTABLISHING AN INDIVIDUAL'S ELIGIBILITY FOR PERSONAL CREDIT OR INSURANCE OR ASSESSING RISKS ASSOCIATED WITH EXISTING CONSUMER CREDIT OBLIGATIONS, (2) EVALUATING AN INDIVIDUAL FOR EMPLOYMENT, PROMOTION, REASSIGNMENT OR RETENTION, OR (3) ANY OTHER PERSONAL BUSINESS TRANSACTION WITH ANOTHER INDIVIDUAL.

14.2.5. Customer assumes all risks arising from its use or disclosure of DM Verification information Company provides to Customer.

14.2.6. DM Verification Services are provided in English only. Customer acknowledges that data provided in any other language will require a certified translation which Customer shall pay for, or

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alternatively, reject the investment.

14.2.7. Notwithstanding anything in the DealMaker Terms of Service, Customer agrees that it shall indemnify, defend and hold harmless Company, its officers, directors, employees and agents, and the entities that have contributed information to or provided services for DM Verification against any and all direct or indirect losses, claims, demands, expenses (including attorneys' fees and cost) or liabilities of whatever nature or kind arising out of Customer's use of the information provided by DM Verification and Customer's use or distribution of any information obtained therefrom, except for losses caused exclusively and directly by Company's gross negligence, fraud, bad faith or wilful misconduct.

14.2.8. THE DM VERIFICATION SERVICES AND INFORMATION ARE PROVIDED "AS-IS" AND "AS AVAILABLE" AND NEITHER COMPANY NOR ANY OF ITS DATA SUPPLIERS REPRESENTS OR WARRANTS THAT THE INFORMATION IS CURRENT, COMPLETE OR ACCURATE. COMPANY HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES REGARDING THE PERFORMANCE OF THE WEBSITE OR OUR SERVICES, AND THE ACCURACY, CURRENCY, OR COMPLETENESS OF THE INFORMATION, INCLUDING (WITHOUT LIMITATION) ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Customer acknowledges that these disclaimers are an integral part of this Agreement, and that Company would not provide DM Verification services if Customer did not agree to these disclaimers.

15. Third-Party Payment Processing

15.1. For the processing of electronic payments (including bank-to-bank payments, credit card, etc.), the Company may submit material(s) and or application(s) to partner third-party payment processors on behalf of the Customer. Upon approval, the Company will enable the partner processors' intake form/system within the Customer's online DealMaker.tech portal.

15.2. Customer acknowledges that Company makes no guarantee that Customer will be approved by any third party, and approval is subject to each third party's sole discretion, including, to the extent applicable, its due diligence and compliance policies and procedures. Use of payment processing service(s) is further contingent on the mutual acceptance by Company and Customer of each third party's respective terms, service agreements, and fees (including fees for merchant processing account and ongoing maintenance, which may be applied on a per-issuer basis) to be included as an addendum to this Agreement and/or presented to Customer for acceptance at the time Customer engages third party, and as updated from time to time. Note holdback periods may apply for electronic payment transfer methods, as enforced by processors. Company shall not be deemed responsible for delivery or any interruption or cessation of any services provided by any third party.

15.3. All transactions must clear prior to being made available to Customer. US Federal regulations provide investors with 60 days to recall funds. Customer remains liable to immediately and without protestation or delay return any funds recalled by investors for whatever reason.

15.4. Customer agrees that funds deposited into Customer's Account shall remain in Customer's Account and shall not be withdrawn by Customer or a person authorized by Customer, from the Customer's Account prior to Closing.

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15.5. Company reserves the right to deny, suspend or terminate participation of any investor in the offering to the extent Company, in its sole discretion, deems it advisable or necessary to comply with applicable laws or to eliminate practices that are not consistent with laws, rules, regulations, best practices, or the protection of its reputation.

15.6. **Holdbacks.** The Customer hereby acknowledges that certain terms apply in respect of electronic or credit card payment to cover against charge-backs and/or rescission (**"Chargeback"**). Chargeback windows can vary in duration and amount. For this reason, a holdback is applied to all funds processed online and deposited in Customer Payment Processing Account. Company shall have the right, in its sole discretion, to revise the amount and duration of any holdback. Unless otherwise advised in writing prior to the Effective Date, the holdback is 5.00% of payments processed, for a ninety (90) day period.

15.7. In the event that a Customer's investor disputes, through their financial institution, a subscription payment made using electronic or credit card payments **("Chargeback Dispute")**, Customer acknowledges that:

15.7.1. If the Chargeback Dispute is initiated by a subscriber before the Customer has accepted the subscriber's investment, the Company shall refund the subscriber, and no further action will be taken.

15.7.2. If the Chargeback Dispute is initiated by a subscriber after the Customer has accepted the subscriber's investment, the Company shall:

15.7.2.1. notify the Customer within twenty-four (24) hours of the Chargeback Dispute; and

15.7.2.2. Provide Customer with five (5) business days to resolve the Chargeback Dispute directly with the subscriber.

15.7.3. If, after (5) business days, the subscriber and Customer fail to resolve the Chargeback Dispute, Company will submit evidence contesting the Chargeback Dispute, on behalf of the Customer.

15.7.4. Customer agrees to promptly notify Company upon receipt of any Chargeback Dispute notifications, provide all necessary information and documentation requested by the Company to support the Chargeback Dispute and refrain from directly engaging with the payment processor or any other third party regarding the Chargeback Dispute.

15.7.5. Customer acknowledges that contesting a Chargeback Dispute may require the Company to share certain transaction details with third party payment processors. The Customer agrees to (a) only share information necessary to contest the Chargeback Dispute and (b) comply with all applicable data protection and privacy laws when handling Customer data and providing Customer data to Company related to the Chargeback Dispute.

15.7.6. For the avoidance of doubt, although the Company will make best efforts to represent the Customer in contesting a Chargeback Dispute, Company shall not be liable for and bares no responsibility whatsoever for:

15.7.6.1. The outcome of the Chargeback Dispute;

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15.7.6.2. Any fees or penalties imposed by payment processors or financial institutions as a result of the Chargeback or Chargeback Dispute; or

15.7.6.3. Any loss of revenue or business opportunity resulting from the Chargeback or Chargeback Dispute.

16. Analytics

16.1. Data and Analytics. Company reserves the right to collect data relating to Customer's usage of the Software during the Term. Without limiting the generality of the foregoing, Company may collect information relating to: (i) Software use (including the number of users, duration of usage sessions, and number of transactions initiated or completed using the Software); (ii) error information (including error messages and any feedback text submitted via any in-application feedback form); (iii) performance data (including software run time); (iv) user experience information (including time spent on each page of the user interface); and (v) license status information (including confirmation of license activation status). Customer shall have the right to access and use data relating to its usage of the Software for its own purposes, as available through the online dashboard or other reports provided by Company.

17. Marketing Review Tool

17.1. DealMaker's integrated third party marketing review tool is made available to Customer (or its agents) to review Customer's marketing materials and assist Customer in complying with applicable marketing regulations (**"Marketing Review Tool"**). If reviewer is Company, Customer may request that a DealMaker Entity assistant Customer with uploading documentation into the Marketing Review Tool but Company will not perform, and shall not be deemed responsible for performing, any services related to reviewing or analyzing search results. Company is not engaged to perform and will not perform, and shall not be deemed responsible for making any determination as to whether Customer has complied with its obligations under applicable marketing regulations based on information provided by the Marketing Review Tool. Customer and/or its agents (if so designated) shall be responsible for reviewing the results, and determining compliance with applicable marketing legislation and regulations.

17.2. Use of the Marketing Review Tool is contingent upon Customer's acceptance of third party provider's terms and fees (if applicable) to be presented to the Customer at the time Customer initiates engagement with the Marketing Review Tool.

17.3. Company does not make and hereby disclaims any warranty, express or implied with respect to the information provided through the Marketing Review Tool. Customer acknowledges that (i) Company does not guarantee or warrant the correctness, merchantability or fitness for a particular purpose of the information provided through Marketing Review Tool; (ii) Marketing Review Tool is PROVIDED "AS-IS" AND "AS AVAILABLE" AND NEITHER COMPANY NOR ANY OF ITS THIRD PARTY SUPPLIER REPRESENTS OR WARRANTS THAT THE INFORMATION IS CURRENT, COMPLETE OR ACCURATE; and (iii) Customer assumes all risks arising from Company or its agents' use of the Marketing Review Tool.

17.4. Notwithstanding anything in the DealMaker Terms of Service, Customer agrees that it shall indemnify, defend and hold harmless Company, its officers, directors, employees and agents, and affiliates that have contributed information to or provided services related to the Marketing Review Tool against any and all direct or indirect losses, claims, demands, expenses (including attorneys' fees and

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cost) or liabilities of whatever nature or kind arising out of Customer's or its agent's use of the Marketing Review Tool and Customer's use or distribution of any information obtained therefrom.

Enterprise Customer Terms

For DealMaker Customers who have signed an Enterprise Order Form, the Terms apply, as well as the following additional terms. If you are not an Enterprise Customer, these additional terms do not apply to you:

18. Definitions

"Enterprise Customer" means a Customer that has entered into an Enterprise Order Form.

"License" means the Company's grant to Enterprise Customer of a non-exclusive, non-transferable license for use of the Software by an unlimited number of individual users. Company will designate a DealMaker Enterprise Account to Enterprise Customers with a License.

"Intended Purpose" For the purposes of this section, Intended Purpose also includes usage by issuers invited by Enterprise Customer to use Enterprise Customer's Enterprise Account for the above-described purpose.

"Software" as it pertains to this section, shall also include any related printed, electronic and online documentation, manuals, training aids, user guides, system administration documentation and any other files that may accompany the Software licensed by Enterprise Customer.

19. SLA

19.1. It is expressly understood and agreed that the Company shall determine its capacity to offer consulting services, only to such extent and at such times and places as may be mutually convenient to the parties. Company shall be free to provide similar services to such other business enterprises or activities as the Company may deem fit without any limitation or restriction whatsoever.

20. Licensed Intermediary Terms.

If Enterprise Customer is a licensed Intermediary (as defined below), the following additional terms apply:

A. Books and Records

Books and Records. Any and all obligations of Customer related to the storage of books and records including but not limited to, obligations in accordance with Sections 17(a)(1), 17(a)(3) and 17(a)(4) of the Securities Exchange Act of 1934 (**"Exchange Act"** or "SEA") remain the sole obligation of Customer and its clients. Company expressly disclaims any and all responsibility with respect to any regulatory or industry requirements with respect to the Customer and its clients' obligations related to record keeping and maintenance.

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B. Regulation CF Offerings

i. Obligations of the Customer (acting as an Licensed Intermediary):

Where Customer using the Software has been engaged by its client to (i) act as a Broker-Dealer and a licensed Intermediary pursuant to Regulation CF, 17 C.F.R. Part 227 (the **"Regulation CF"**), or (ii) act as a registered Funding Portal and licensed Intermediary pursuant to Regulation CF, in a transaction involving the offer or sale of securities in reliance on section 4(a)(6) of the Securities Act (15 U.S.C. 77d(a)(6)), Customer shall comply with the requirements of Regulation CF (**"Licensed Intermediary"**). For greater certainty, this includes the requirements that Customer shall:

1. Register with the Securities and Exchange Commission (**"Commission"**) as either (i) a broker or (ii) a Funding Portal under section 15(b) of the Exchange Act (15 U.S.C. 78o(b)), pursuant to Regulation CF, §227.400;

2. If registering with the Commission as a Funding Portal, refrain from:

a. Offering investment advice or recommendations;

b. Soliciting purchases, sales or offers to buy the securities displayed on its platform;

c. Compensate employees, agents, or other persons for such solicitation or based on the sale of securities displayed or referenced on the DealMaker platform; or

d. Hold, manage, possess, or otherwise handle investor funds or securities.

(Regulation CF, §227.300(2)(c))

3. Verify that no director, officer or partner of Customer, or any person occupying a similar status or performing a similar function has a prohibited "financial interest in an issuer" as the term is defined in Regulation CF, §227.300(b);

4. Have a reasonable basis for believing that Customer's client seeking to initiate an offering of securities under the Regulation has a reasonable basis for keeping accurate records of security holders and is not disqualified to offer securities pursuant to Regulation CF, §227.301(c);

5. Make available to SEC and to the public, the disclosure required by Regulation CF, §227.201 and §227.303;

6. Provide educational materials to all investors, pursuant to Regulation CF, §227.302(b);

7. Verify that Customer's clients are not disqualified from offering securities pursuant to Regulation CF, §227.100(b);

8. Only accept an Investor into an offering after (1) the Investor opens an account with Customer, (2) the Investor consents to electronic delivery and the review of the educational materials regarding the offering

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and (3) Customer has a reasonable basis to believe that the Investor meets the investment limitations in Regulation CF pursuant to Regulation CF, §227.302 and §227.303.;

9. Provide communication channels by which Investors who have opened accounts can communicate with one another and with representatives of the Customer about offerings made available through the Customer or its clients, pursuant to Regulation CF, §227.303(c); and

10. Provide Investors the opportunity to reconsider their investment decision and to cancel their investment commitment until 48 hours prior to the new offering deadline, pursuant to Regulation CF §227.304

11. Provide Investors with notice of material changes as described in Regulation CF, §227.304 (**"Notice"**), including but not limited to notice that the investor's investment commitment will be canceled unless the investor reconfirms his or her investment commitment within five business days of receipt of the Notice.

12. If registering with the Commission as a Funding Portal, comply with the Conditional Safe Harbor provisions in Regulation CF, §227.402; and

13. If registering with the Commission as a Funding Portal, implement written policies and procedures reasonably designed to achieve compliance with federal securities laws and the rules and regulations thereunder, relating to its business as a Funding Portal, as required by Regulation CF, §227.402(a).

14. If registering with the Commission as a Funding Portal, manage any reconciliation or reporting questions with the Issuer directly.

(**"Regulation CF Requirements"**)

For greater certainty, the parties acknowledge that Company shall bear no responsibility for or liability whatsoever in connection with the Regulation CF Requirements and Customer shall be solely responsible for ensuring that Customer and its clients comply with Regulation CF.

Further Assurances. When Customer or its clients use the Software for an offering in reliance on Regulation CF, Customer shall verify that:

1. The issuer has filed a Form C Offering Statement with the SEC, as described in Regulation CF, §227.203(a), prior to making an offering to the public pursuant to Regulation CF;

2. Issuer complies with marketing and advertising requirements of Regulation CF, §227.204;

3. Provider is notified of any investor who, having received Customer's Notice pursuant to Regulation CF §227.304, opts-out of their investment and whose investment must therefore be refunded;

4. Signed and funded subscription agreements, executed by investors who have cleared AML/KYC, are reviewed by the Customer prior to countersignature;

5. The aggregate amount of all securities sold to all Investors by the Issuer in a single offering during a 12 month period shall not exceed $5,000,000; and

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6. Non-accredited Investors (as defined by Rule 501, CFR §230.301) investing in the offering pursuant to Regulation CF do not exceed the maximum investment permitted in a 12 month period per Regulation CF, §227.100.

Payments To Escrow. Customer acknowledges that it shall direct all payments from Investors in respect of a Regulation CF offering to Issuer's Escrow Account. Customer is responsible for (1) applying for escrow account with a DealMaker-selected Escrow Provider; (2) configuring instructions on the DealMaker platform to ensure that all payments are directed to the appropriate Escrow Account; (3) using the DealMaker.tech application to manage closings pursuant to the DealMaker user guide and (4) coordinating with the escrow company managing the Escrow Account to disburse funds upon request from the issuer.

C. Regulation A/A+ Offerings

Obligations of the Customer. Where Customer has been engaged by its client as a broker-dealer in connection with an offering pursuant to Regulation A, 17 C.F.R. Parts 230.251-230.263 (**"Regulation A"**), the Customer shall verify that:

1. Customer shall complete a reasonable due diligence ensuring no anti-fraud or civil liabilities provisions of federal securities laws have been violated. As such, Customer shall maintain a Due Diligence file including the Issuer Agreement (or Selling Agreement); organizational, constating, financial, and administrative support to accept such Issuer engagement; and Issuer's Offering Memoranda, Subscription Document. Further, the Due Diligence folder shall evidence the collection of such documents in a form as described in Customer's Written Supervisory Procedures ("WSPs"). Customer shall create and maintain customer files, including new account, accredited investor, or qualified purchaser questionnaires, including Investor attestations.

2. Issuer has filed a Form 1-A Offering Statement with the SEC, as described in Regulation A, §230.252 and §239.90, prior to making an offering to the public pursuant to Regulation A;

3. Issuer complies with marketing and advertising requirements of 17 C.F.R. Part II, Securities and Exchange Commission and the SRO, FINRA, including but not limited to, setting up the issuer landing page for the Offering website.

4. Signed and funded subscription agreements, executed by investors who have cleared AML/KYC, are reviewed by the Customer and a recommendation is made by Customer to Issuer regarding countersignature.

5. Prior to enabling countersignature:

a. Issuer has provided written confirmation to Customer that it has BlueSky notice filed in each state, as applicable depending on the states in which the securities are offered and whether the offering is conducted pursuant to Tier 1 or Tier 2 of Regulation A §230.252; and

b. For the first 25 days of an offering, Customer will monitor investors until the issuer has provided written confirmation that all state BlueSky requirements have been met for the 53 US jurisdictions.

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6. Issuer and Issuer counsel have taken the steps required to review non-US investors, as required by the applicable international regulations.

dealmaker Securities

DEALMAKER SECURITIES LLC ("DMS") CUSTOMER TERMS

For any DealMaker Securities Customer, the following additional terms also apply:

Broker-Dealer Agreement. These terms and conditions for DealMaker Securities LLC (**"DMS Terms"**), along with the Order Form and schedules attached to the Order Form create a binding agreement by and between the Customer who has signed the Order Form (**"DMS Customer"**), and DealMaker Securities LLC, a FINRA-registered Broker-Dealer (**"DMS"**)(the **"DMS Agreement"**), as of the Effective Date. DMS Customer may also be considered a Customer of the other DealMaker Entities, depending on the services the Customer purchases.

DMS is a registered broker-dealer providing services in the equity and debt securities market, including offerings conducted via SEC approved exemptions such as Rules 506(b) and 506(c) of Regulation D under the Securities Act of 1933 (the **"Securities Act"**); Regulation A under the Securities Act (**"Regulation A"**); Regulation CF under the Securities Act (**"Regulation CF"**) and others. DMS Customer is offering securities directly to the public in an offering exempt from registration under either Regulation A or Regulation CF (the **"Offering"**). DMS Customer recognizes the benefit of having DMS provide advisory and other services as described herein, on the terms hereof.

Capitalized terms used but not defined in these DMS Terms have the meanings set forth in the Order Form or the Terms. In the event of a conflict between the Terms and the DMS Terms, the DMS Terms shall control.

1. Appointment & Termination

DMS Customer hereby engages and retains DMS to provide operations and compliance services at Customer's discretion/ subject to DMS's approval as a FINRA-registered broker-dealer. DMS Customer acknowledges that DMS obligations hereunder are subject to (a) DMS's acceptance of DMS Customer as a customer following DMS's due diligence review and (b) if applicable, issuance by the Financial Industry Regulatory Authority ("FINRA") Department of Corporate Finance of a no objection letter for the Offering.

In addition to the Termination Reasons, DMS may terminate this DMS Agreement if, at any time after the commencement of DMS's due diligence of the potential DMS Customer, DMS reasonably believes that is not advisable to proceed with the contemplated Offering.

2. Services

DMS will perform the services listed on the Order Form in connection with the Offering (the **"Services"**).

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3. Fees

As payment for the Services, DMS Customer shall pay to DMS such fees as described in the Order Form. Transaction-based Fees including equity are earned once the DMS Customer's investors are reviewed by DMS. DMS Customer's acceptance of an investor completes DMS's service obligation at which time fees are due and payable to DMS. DMS Customer authorizes DMS to deduct any fees owing directly from the DMS Customer's bank account or third-party escrow account (if Customer has engaged an escrow provider). In the event this DMS Agreement is terminated in accordance with paragraph 1 of the DMS Terms, any advance against accountable expenses anticipated to be incurred, shall be refunded to the extent said expenses are not actually incurred as of the termination date.

4. Regulatory Compliance

a. DMS Customer and all its third-party providers shall at all times (i) comply with direct reasonable requests of DMS: (ii) maintain all required registrations and licenses, including foreign qualification, if necessary; and (iii) pay all related fees and expenses (including the FINRA corporate filing fee) in each case that are necessary or appropriate to perform their respective obligations under this Agreement. Customer shall comply with and adhere to all DMS policies and procedures.

b. DMS Customer shall at all times disclose all compensation received by any third party promoters (including but not limited to social media influencers) in connection with the Offering, in accordance with applicable rules and regulations.

c. DMS Customer and DMS will have shared responsibility for the review of all documentation related to the Offering but the ultimate discretion about accepting an Investor will be the sole decision of the DMS Customer. Each Investor will be considered to be that of the DMS Customer and NOT that of DMS. DMS Customer shall advise DMS of each Investor who shall not be accepted into the Offering.

d. DMS Customer and DMS shall each supervise and train their respective employees, agents, representatives and independent contractors in the performance of functions allocated to them pursuant to the terms of this DMS Agreement.

e. DMS Customer may request DMS assistance with preparation of the Form C for the Offering and guidance on filing the Form C for the Offering in the SEC-Edgar system but DMS Customer is ultimately responsible for the review and filing the Form C related to the Offering. In the event that DMS Customer files a Form C-W or Form 1-A-W withdrawing its filing in relation to its Offering, DMS Customer agrees to the prompt return to investors of all funds received from investors.

f. DMS Customer agrees to

- Provide accurate, complete, and timely information through the online form provided. The filing creation timeline will commence only upon receipt of all required information
- Review all filings with their securities counsel to ensure accuracy before each EDGAR filing. DealMaker Securities, LLC is not liable for errors, omissions, or inaccuracies in filings due to incomplete or inaccurate information provided by the Customer.
- Submit requested revisions within the specified review windows, as additional rounds or delays may incur further fees and impact timelines.

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g. If either DMS Customer or DMS receives material communications (orally or in writing) from any Governmental Authority or Self-Regulatory Organization with respect to this Agreement or the performance of either party's obligations thereunder, the receiving party shall promptly provide said communications to the other party, unless such notification is expressly prohibited by the applicable Governmental Authority.

h. DMS Customer is responsible for the preparation of financial statements using the going concern basis of accounting and required disclosures alerting investors about any underlying financial conditions and management's plans to address them. DMS Customer acknowledges that it must maintain at least six months of operating capital and update investor disclosures to reflect any change in operating capital below this threshold. DMS Customer acknowledges that these updates to investors disclosures will be made in accordance with the advice of the DMS Customer's professional advisors.

i. DMS Customer is solely responsible for confirming that DMS Customer is authorized to use or wholly owns all DMS Customer intellectual property used in connection with the Offering.

5. Role of DMS

DMS Customer acknowledges and agrees that it relies on its own judgment in engaging DMS Services. DMS Customer understands and agrees that (i) DMS is not assuming any responsibility for the DMS Customer's underlying business decision to pursue any business strategy or effect any Offering; (ii) DMS makes no representations with respect to the quality of any investment opportunity in connection with the Offering (iii) DMS does not guarantee the performance to or of any Investor in the Offering, (iv) DMS does not guarantee the performance of any third party which provides services to DMS or DMS Customer with respect to the Offering), (v) DMS will make commercially reasonable efforts to perform the Services pursuant to this DMS Agreement, (vi) DMS is not an investment adviser, does not provide investment advice and does not recommend securities transactions and any display of data or other information about the Offering, does not constitute a recommendation as to the appropriateness, suitability, legality, validity, or profitability of any Offering, (vii) DMS Services in connection with this DMS Agreement should not be construed as creating a partnership, joint venture, or employer-employee relationship of any kind, (ix) Services in connection with this DMS Agreement that require registration as a FINRA/SEC registered broker-dealer shall be performed exclusively by DMS or an associated person of DMS, (x) DMS is not providing any accounting, legal or tax advice, and (xi) will use "commercially reasonable efforts" to perform Services pursuant to this DMS Agreement but that this shall not give rise to any express or implied commitment by DMS to purchase or place any of the DMS Customer's securities. DMS Customer explicitly acknowledges that DMS shall not and is under no duty to recommend DMS Customer's security and DMS is not selling DMS Customer's security to retail investors.

6. Indemnification

Insufficient Funding For A Claim. If the foregoing indemnification or reimbursement is judicially determined to be unavailable or insufficient to fully indemnify and hold harmless DMS as an indemnified party against a Claim, the DMS Customer will contribute to the amount paid or payable by an indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative financial benefits of the Offering to the Company, on the one hand, and the indemnified party, on the other hand; or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the DMS Customer on the one hand and

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the indemnified party on the other hand with respect to such Claim as well as any other relevant equitable considerations. Notwithstanding the preceding paragraphs, in no event will the aggregate amount to be contributed by all indemnified parties towards all Claims and DMS Customer losses, exceed the actual fees received by DMS pursuant to the DMS Agreement.

7. Witness Reimbursement

In the event that DMS or any of its employees, officers, directors, affiliates or agents are requested or required to appear as a witness or subpoenaed to produce documents in any action in which the DMS Customer or any of its affiliates is a party to and DMS is not, the DMS Customer will reimburse DMS for all expenses incurred by its employees, officers, directors, affiliates or agents in preparing for and appearing as a witness or producing documents, including the reasonable fees and disbursements of legal counsel.

8. Notices

Any notices required by the agreement shall be in writing and shall be addressed, and delivered via email at the email address included in the Order Form.

9. Confidentiality and Mutual Non-Disclosure:

Nothing contained herein shall be construed to prohibit the SEC, FINRA, or other government entities from obtaining, reviewing, and auditing any information, records, or data of either party containing Confidential Information, as defined in this Agreement.

Disclosure and Retention Of Confidential Information. DMS is hereby expressly permitted by DMS Customer to disclose Confidential Information to third parties involved in the Offering contemplated herein, provided that DMS Customer has been informed of such disclosure in advance and has approved such disclosure (either orally or in writing). DMS may retain one copy of the DMS Customer's Confidential Information to the extent necessary to comply with industry-specific document retention rules and other regulations, and in an archived computer backup system stored as a result of automated backup procedures for compliance purposes. DMS Customer acknowledges that regulatory record-keeping requirements, as well as securities industry best practices, require DMS to maintain copies of practically all data and communications, even after this Agreement is terminated.

10. Miscellaneous

10.1. **FINRA Arbitration Rules Apply To DMS Customers**. Notwithstanding anything to the contrary in this Agreement, ANY DISPUTE, CONTROVERSY, CLAIM OR CAUSE OF ACTION BETWEEN THE DMS Customer AND DMS DIRECTLY OR INDIRECTLY RELATING TO OR ARISING OUT OF THIS AGREEMENT, OR BREACH THEREOF required or allowed to be conducted by the Financial Industry Regulatory Authority's ("FINRA") rules (including the FINRA Code of Arbitration Procedure for Industry Disputes) shall be arbitrated in accordance with such rules. Any arbitration shall be before a neutral arbitrator or panel of arbitrators selected under the FINRA Neutral List Selection System (or any successor system) and in a forum designated by the Director of FINRA Dispute Resolution or any member of FINRA Staff to whom such Director has delegated authority. In general accordance with

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FINRA Rule 2268, by signing an arbitration agreement the parties agree as follows:

10.1.1. This Agreement contains a pre-dispute arbitration clause.

10.1.2. Except as otherwise provided in this Agreement, all parties to this Agreement are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.

10.1.3. Arbitration awards are generally final and binding; a party's ability to have a court reverse or modify an arbitration award is very limited.

10.1.4. The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.

10.1.5. The arbitrators do not have to explain the reason(s) for their award unless, in an eligible case, a joint request for an explained decision has been submitted by all parties to the panel at least 20 days prior to the first scheduled hearing date.

10.1.6. Any panel of arbitrators may include a minority of arbitrators who were or are affiliated with the securities industry.

10.1.7. The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.

10.1.8. The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Agreement.

10.1.9. As provided in FINRA Rule 2268, no person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the DMS Customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

10.2. **DMS Customer Identifying Information**. Pursuant to the requirements of Title III of Pub. L. 107-56 (the USA Patriot Act), as amended (the **"Patriot Act"**) and other applicable laws, rules and regulations, DMS is required to obtain, verify and record information that identifies the DMS Customer which information includes the name and address of the DM Customer and other information that that allows DMS to identify the DMS Customer in accordance with the Patriot Act and other such laws, rules and regulations.

10.3. **Affiliates of DMS**: DMS Customer acknowledges that agreements with DMS affiliates (also referred to as DealMaker Entities in this Agreement), if any, shall be governed by the DMS affiliates' applicable terms of service and exclusive remedy for DM Reach to recover any Losses against Customer in respect of the Agreement."

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dealmaker

DEALMAKER REACH, LLC CUSTOMER TERMS

For usage of DealMaker Reach Services, the following additional terms apply to you ("Reach Terms"):

1. THE SERVICES

1.1. Overview. DM Reach shall provide certain digital marketing services as described on the Order Form (collectively, the **"DM Reach Services"**) subject to the following additional terms and conditions of this Agreement.

1.2. Customer shall provide DM Reach with all reasonably necessary materials, company history, financial statements, business and market description, bios of principals and key employees, customers, products, services, tax returns, financial models, systems, pricing, intellectual property, technical specifications, access to social media channels, and all other pre-conditions necessary for providing the DM Reach Services (the **"Information"**).

1.3. The parties acknowledge and agree that all such Information comes from Customer and that DM Reach does not create such Information and relies on its accuracy, ownership and property. Customer represents and warrants to the DM Reach that all such Information is accurate, true and correct and that, in the event Information changes during the Reach Term (as defined below), Customer shall provide updated Information to DM Reach. Customer further acknowledges that DM Reach bases its DM Reach Services on such Information.

2. RELATIONSHIP

2.1. DM Reach and Customer are independent contractors in all matters relating to DM Reach Services. DM Reach is not a broker-dealer, investment advisor, investment bank or financial advisor. Nothing in this Agreement shall be construed to create any partnership, joint venture, agency, employment, or any other relationship between the parties. Except for DM Reach's provision of DM Reach Services to Customer in connection with the Marketing Spend, neither party has the authority to act on behalf of or to enter into any contract, incur any liability, or make any representation on behalf of the other party, unless otherwise expressly agreed to in writing signed by both parties. DM Reach has exclusive control over its employees, representatives, agents, contractors and subcontractors, and none of the foregoing shall be deemed to be employees of Customer or eligible to participate in any employment benefit plans or other benefits available to Customer employees. Customer shall exercise no immediate control over the actual means and manner of DM Reach's performance under this Agreement, except to the extent that Customer

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expects the satisfactory completion of the DM Reach Services under this Agreement. Each party is responsible for its respective employees, representatives, agents, contractors and subcontractors, and the foregoing's compliance with the terms of this Agreement. DM Reach is not and shall not be deemed to be a dealer, broker, finder, intermediary or otherwise entitled to any brokerage, finder's, or other fee or commission in connection with any purchase or sale of securities resulting from DM Reach's general marketing services. DM Reach shall be solely responsible for all local, state and federal tax liabilities arising from any income received under this Agreement, whether cash or stock.

3. FEES AND EXPENSES

3.1. Customer is responsible for all costs and expenses incurred on Customer's behalf in connection with the provision of the DM Reach Services (***"Expenses"***). Any Expenses outside of the agreed budget are subject to Customer's prior written approval. Customer is also responsible for its own costs and expenses incurred in connection with the Offering on the platform, and Customer acknowledges and agrees that the platform charges fees related to the Offering as set forth in the platform's terms and conditions. These platform fees are completely unrelated to DM Reach's compensation as set forth in this Agreement.

3.2. Budget and Marketing Spend.

3.2.1. As part of engaging DM Reach, Customer is authorizing and directing DM Reach to allocate the marketing and advertising budget expended during the Customer's marketing campaign (***"Marketing Spend"***).

3.2.2. **Partnership Program.** The Partnership Program is an invitation based program in which Customers may have the opportunity to purchase advertising slots in a variety of publications subject to Customer's agreement to the program terms and conditions ("Partnership Program") as part of the Marketing Spend. Customer acknowledges that it may be eligible for the DealMaker Partnership Program, however DM Reach has sole control of whether Customer is admitted to the Partnership Program. Customer acknowledges that DM Reach manages the program and charges fees for the Partnership Program. Customer explicitly acknowledges that DM Reach shall have sole discretion to terminate Customer's participation in the Partnership Program for non-compliance with Partnership Program terms and conditions.

3.2.3. For Customers eligible for the Partnership Program, DM Reach shall have discretion to allocate Marketing Spend during the marketing campaign, except for fees in connection with the placement of partnership advertisements (**"Partnership Fees."**) Once invoiced, Partnership Fees are non-refundable.

3.2.4. Customer shall approve Partnership Fees in accordance with required timelines by either (a) executing an authorization for each placement (**"Partnership Insertion Order"**) or (b) pre-approval of a bi-weekly budget for all Partnership Fees (**"Approved Partnership Budget"**) as follows:

(a) **Partnership Insertion Order**: Customer shall authorize DM Reach in writing via execution of electronic confirmation to incur Partnership Fees. DM Reach shall not incur Partnership Fees without the written approved Partnership Insertion Order from Customer. Customer acknowledges that Customer must execute Partnership Insertion Order and

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prepay DM Reach for all Partnership Fees before DM Reach places an advertisement on Customer's behalf.

(b) **Approved Partnership Budget**: On a bi-weekly basis, Customer shall provide written approval of a Partnership Budget. DM Reach shall have full discretion to allocate Partnership Fees for the placement of partnership advertisements up to the bi-weekly Approved Partnership Budget. All Marketing Spend up to the agreed budget amount will be charged directly to Customer's provided payment method.

3.2.5. Customer acknowledges that DM Reach or its affiliates (a) may have an ownership interest in some providers of placement advertisements, details of which are available upon Customer's request; and (b) as a result of DM Reach relationships and negotiated terms with various vendors, certain benefits may accrue to DM Reach or its affiliates including but not limited to additional revenue from certain partnership placements. Unless Customer expressly instructs otherwise, DM Reach may use its discretion in deploying Marketing Spend, including but not limited to approved Partnership Fees.

3.3. Customer Representations. Customer further acknowledges that:

3.3.1. Return on Marketing Spend, Partnership spend and/or advertising spend (***"Return"***) can vary greatly with each Offering or campaign and may differ from historical averages, both with respect to DM Reach fees and fees for any third party partners introduced by DM Reach or its affiliates. Historical data, averages and information are not a representation of what can be achieved in any particular Offering or campaign as each Offering and campaign is unique and influenced by numerous external factors including but not limited to the Customer's industry, the Customer's management team, the economic environment at the time of an Offering and the funds available for Marketing Spend and Partnership Fees.

3.3.2. There are many marketing strategies and tools available to raise capital. Customer is responsible for selecting the capital raising approach that is best suited to Customer's business. DM Reach and its affiliates cannot predict and do not guarantee that a market participant will attain a particular result. The success of an Offering depends on the Customer's own effort, motivation, commitment and follow-through.

3.3.3. Customer may use the marketing assets created pursuant to this Agreement for purposes other than raising capital. For example Marketing Spend and Partnership Fees may be used to create valuable Customer brand collateral, brand positioning, investor mailing lists and investor analytics, regardless of the amount of capital raised. Customer shall be solely responsible for using the marketing assets created pursuant to this Agreement for purposes other than raising capital.

3.3.4. DM Reach Services may involve, among other things, communicating with third party publishers to secure advertising space for DM Reach Customer (**"Publishers"**). Customer agrees and warrants that it shall not, directly or indirectly, or through a third party, contact said Publishers by any means and shall not interfere with, circumvent, attempt to circumvent, avoid or bypass DM Reach's communication with Publishers, interfere with the relationship between DM Reach and Publishers for the purpose of gaining any benefit, whether such benefit is monetary or otherwise or re-sell paid media or advertising placements to DealMaker Customers without the express written consent of DM Reach.

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3.4 Payment. The Customer will be billed as set out in the Terms. At the end of the month in which the DM Reach Services are delivered, payment will be automatically debited from the Customer's bank account or credit card on file, with a receipt to be automatically delivered. Invoices will be available for the Customer to review upon request. In respect of **Partnership Fees** only, such fees shall be due and payable on or before the due date on the invoice (**"Due Date"**) using ACH or the Client's pre-authorized payment method on file, unless stated otherwise on the Customer Partnership Insertion Order. DealMaker reserves the right to charge the Client's pre-authorized payment method on file for the amount of the Partnership Fee invoice in Arrears (as defined below).

3.5. Paused DM Reach Services. Customer may request that DM Reach Services (and corresponding Fees) be paused (**"Pause Date"**). Customer shall pay (a) any Partnership Fees incurred prior to the Pause Date; and (b) DM Reach's monthly service fees for sixty (60) days from the Pause Date. When a campaign is paused, DM Reach may place the campaign in a queue behind other marketing Campaigns that are ready to launch (**"Launch Queue"**). Customer acknowledges that DM Reach may not have staff available to relaunch a paused campaign on the Customer's date of choice. Customer campaign may be relaunched once Customer's campaign reaches the beginning of the Launch Queue.

3.6. Unpaid Invoices. Notwithstanding anything to the contrary in the Agreement, in the event that Customer fails to pay all outstanding invoices pursuant to this Agreement, Customer agrees that it shall pay the full amount of the outstanding invoices from the proceeds of the Offering, within seven (7) days of the disbursement of such proceeds to the Customer, plus applicable interest. In the event that a Customer payment for any DM Reach fee fails, Customer has fourteen (14) days to re–connect their bank account or credit card and submit payment for any outstanding invoices. In the event that payment for all outstanding invoices is not cleared within 14 days, all partnership advertisements and DM Reach Services will be paused until payment is received and the Customer's bank account or credit card authorization is restored, except for non-payment of Partnership Fees by Due Date, which shall result in immediate cancellation of the advertising placements. In the event that Customer fails to pay any invoice due and payable (**"Arrears"**) to DM Reach and such Arrears are not cleared or Customer account is not brought back into good standing within 30 days, all DM Reach Services pursuant to this Agreement will be paused and Customer's campaign will be placed at the end of the Launch Queue until payment is received in full. Once payment is received in full, Customer's campaign will move forward through the Launch Queue.

Customer acknowledges that marketing assets created using DM Reach Services shall not be released to Customer until all outstanding invoices and Arrears are paid in full. DM Reach shall have the right to register a lien on any assets or property of the Customer in respect of fees owed and outstanding to DM Reach for more than sixty (60) days.

4. WORK PRODUCT OWNERSHIP

Any copyrightable works, ideas, discoveries, inventions, patents, products, or other information developed in whole or in part by DM Reach in connection with the DM Reach Services provided to Customer (collectively the **"Work Product"**) will be work made for hire and the exclusive property of the Customer. To the extent deemed not to be work made for hire, DM Reach hereby assigns all Work Product and any and all intellectual property rights related thereto to Customer. Upon request, DM Reach will execute all documents necessary to confirm or perfect Customer's exclusive ownership of the Work Product. Without limiting the generality of the foregoing, all assets and other creative works created by DM Reach in the provision of the DM Reach Services and all data and analytics in connection with the DM Reach Services shall be the exclusive property of the Customer. Notwithstanding any provision in this Agreement to the contrary, (a) Work Product shall not include, and DM

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Reach shall be allowed to use, any and all audience data whatsoever including, without limitation, lookalike data, investor data and digital footprints, targeted investors and their data and digital footprints, and the like and (b) Customer shall not be permitted to use Work Product on competing "Technology Platforms" without the written consent of DM Reach. As used in this paragraph, "Technology Platforms" means capital raising platforms that would complete or replace any part of the DealMaker technology offering, including alternative order-taking payment technology, and does not include technology offerings that DealMaker does not provide.

5. ADDITIONAL INDEMNIFICATION

Notwithstanding and without limitation of any other provision of this Agreement, and notwithstanding whether such losses or damages are foreseeable or unforeseeable, DM Reach shall not be liable under any circumstances whatsoever for any breach by any other Customer Partner, which term includes third party consultants, agents, corporations, partnerships, trusts or any other entities involved in the placement of partnership advertisements, of securities laws or other rule of any securities regulatory authority, for lost profits or for special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages. Customer agrees that its liability hereunder shall be absolute and unconditional, regardless of the correctness of any representations of any third parties and regardless of any liability of third parties to DM Reach or any of the Indemnified Parties and shall accrue and become enforceable without prior demand or any other precedent action or proceeding. Customer shall ensure that all agreements with the Customer's Partners include the following indemnity:

> "Partner agrees to indemnify, defend and hold Customer and any current or former officers, directors, employees, subsidiaries, affiliates, partners, agents or contractors (**"Representatives"**) harmless from any and all costs, demands, damages, losses, fees, expenses and liabilities (including attorneys' fees and costs) (**"Losses"**) as a result of any third parties demands, regulatory investigations, causes of action, losses, damages, liabilities, costs, fines, claims, class actions and expenses (including reasonable attorney's fees) (**"Claims"**) in connection with the services provided and the content prepared by the Partner for the Offering, unless Customer is proven to have been grossly negligent." The Parties hereby agree that DM Reach shall be a third party beneficiary of such indemnity provisions in the Customer's agreement with Partner in respect of any "Losses" suffered by DM Reach related to the Partner's services in respect of the Offering. The Parties further agree that this remedy shall not be the sole and exclusive remedy for DM Reach to recover any Losses against Customer in respect of the Agreement."

Customer further agrees that with respect to Publishers who are retained by DM Reach on Customer's behalf to place Customer's advertisements in third party publications, Customer shall indemnify and hold harmless Publishers and their Representatives with respect to any Claims arising from Customer content provided directly or indirectly to Publisher.

6. GENERAL

6.1. Customer No Unauthorized Usage. Customer acknowledges that DM Reach Customers must use DealMaker as the platform for their Offering, and Customer must execute a separate Order form with Novation Solutions Inc., o/a DealMaker.

6.2. Customer acknowledges that it is engaging in a self-hosted raise. Customer is responsible for carrying out the self-hosted capital raise and bears primary responsibility for the success of its own Offering. Customer understands that DM Reach does not and cannot make any guarantees about

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Customer's campaign of Offering. No language or provision in this Agreement or any related proposal shall be construed as a guarantee or warranty of any type by DM Reach, including, without limitation, the success of the Customer's campaign or the Offering, the amount of funds raised in the Offering, the costs associated with the capital raised in an Offering or anything relating to the scope of work or quality of work by DM Reach on the Customer's campaign.

6.3. Customer understands and acknowledges that all changes to marketing assets and marketing collateral, including but not limited to, the Customer's website for the Offering and all press releases, must be reviewed according to the terms of Customer's broker-dealer engagement agreement, where Customer has retained a broker-dealer.

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DEALMAKER TRANSFER AGENT LLC O/A "DEALMAKER SHAREHOLDER SERVICES" CUSTOMER TERMS

If you are DealMaker Shareholder Services Customer, the following additional terms also apply to you.

These terms and conditions for DealMaker Transfer Agent LLC, O/A "DealMaker Shareholder Services ("DMTA Terms"), along with the Order Form and schedules attached to the Order Form create a binding agreement by and between the Customer who has signed the Order Form ("DMTA Customer"), and DMTA, as of the Effective Date ("DMTA Agreement"). DMTA Customer may also be considered a Customer of the other DealMaker Entities, depending on the services the DMTA Customer purchases.

Where these DMTA Terms replace a provision in the Terms, it is so stated. In the event of a conflict between these DMTA Terms and the Terms, the DMTA Terms shall control:

1. Mandate

DMTA is hereby appointed as the service provider for the register of securities issued by the DMTA Customer via the online platform hosted at dealmaker.tech or as requested by the DMTA Customer, other classes of Securities that may have been issued, from time to time by the DMTA Customer (the "Securities"). DMTA's appointment shall take effect upon receipt of a DMTA Customer Board resolution in a form acceptable to DMTA and upon DMTA's acceptance of its mandate as articulated in the DMTA Customer Board resolution. The Securities may be issued by the DMTA Customer subject to Regulation A, Regulation CF or Regulation D of the Securities Act of 1933. In some cases, in the event the parties agree, DMTA may act as sub-register for the Securities, whereas the register for certain other of the DMTA Customer's securities may be held by a different transfer agent. DMTA may also act as DMTA Customer's Dividend Distributing Agent, in the event the DMTA Customer confirms in writing such additional request (the "DMTA Services").

2. DMTA Term & Termination

Term

Notwithstanding anything to the contrary in any Agreement, the DMTA Services provided pursuant to this DMTA Agreement shall have a term of thirty-six (36) months ("DMTA Term"), commencing on the Effective Date, which DMTA Term shall automatically renew for successive three-year terms unless DMTA Customer provides written notice to DMTA at least sixty days (60) prior to the completion of the DMTA Term.

Termination

Notwithstanding anything to the contrary in this Agreement, the following termination provisions shall apply to DMTA Services:

Early Termination.

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In the event that DMTA Customer terminates this DMTA Agreement prior to the end of the DMTA Term ("Early Termination"), DMTA Customer shall pay the DMTA a break fee ("Break Fee.") The Break Fee shall be equivalent to the remaining fees due for the balance of the DMTA Term, pursuant to this DMTA Agreement, calculated as follows:

(a) Months remaining in the DMTA Term shall be equivalent to the DMTA Term minus the number of months of the DMTA Term expired up to the Early Termination date requested by DMTA Customer ("Months Remaining");

(b) Months Remaining multiplied by record maintenance fees (pro-rated monthly) plus Months Remaining multiplied by the Shareholder Services Management Portal Monthly Fee.

This DMTA Agreement may be terminated by DMTA (i) if the DMTA Customer is in breach of this Agreement and does not remedy such breach within sixty (60) days notice, in writing, or (ii) upon ninety (90) days' notice, in writing, being given to DMTA Customer.

This DMTA Agreement may be terminated by either the DMTA Customer or DMTA immediately upon notification or written confirmation of any bankruptcy, receivership, or dissolution of either party.

Within thirty (30) days of the termination of this DMTA Agreement and provided that the DMTA Customer is in compliance with all of the terms of this Agreement, DMTA shall deliver over to the DMTA Customer (or to such third party as the DMTA Customer otherwise requests) the Registers, share certificates and any other documents connected with the business of the DMTA Customer as reasonably requested.

3. Status of DMTA

DMTA is a stock transfer agent registered with the Securities and Exchange Commission. DMTA will not custody, hold, manage, possess or otherwise handle securities. DMTA is not providing escrow services to DMTA Customer.

3.1. DMTA Customer's Securities and Appointment of DMTA

"Securities", as used in this Agreement shall mean the equity, debt and revenue share securities, including any warrants and options, of DMTA Customer issued. DMTA Customer affirms, represents and warrants that it has provided to DMTA all applicable data concerning its Securities to be covered by this Agreement and associated holder positions.

DMTA Customer hereby certifies that it has taken such action required to appoint DMTA to provide the services set out in this Agreement, which action shall remain valid so long as this Agreement is in force and effect.

3.2. Management of Holders Registers, Records and Transfer of Securities

DMTA shall keep and maintain an electronic register of holders and register of transfers of Securities. Subject to any laws and government regulations in force from time to time and to any general or

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particular instructions as may from time to time be given to it by the DMTA Customer, and subject to any other written agreement applicable to DMTA from time to time, DMTA shall:

1.1. make such entries from time to time in the Register as are necessary in order that the accounts of each holder of Securities be properly and accurately kept and transfers of Securities properly recorded;

1.2. record on the Register the particulars of all transfers of Securities;

1.3. furnish to the DMTA Customer, upon the reasonable request and at the expense of the DMTA Customer, such statements, lists, entries, information and material, concerning transfers and other matters, as are maintained or prepared by it pursuant hereto; and
shall be the sole person authorized to add, modify or remove Securities from the Register.

3.3. Share Certificates

1. Securities issued following the date hereof shall be held in "book entry" form only. "Book entry" means that ownership interests shall be recorded and kept only on the books and records of DMTA Customer (including, if applicable, in Direct Registration Statement form). No physical certificates shall be issued or received by DMTA. The Securities covered by this Agreement are not DTC eligible unless explicitly stated otherwise in the Order Form.

2. The DMTA Customer hereby confirms that it has reviewed its articles/certificate of incorporation, by-laws and other governing documents and such documents allow for the issuance of book-based securities. The DMTA Customer acknowledges and agrees that upon receipt of written instructions from the DMTA Customer to the DMTA, DMTA may issue such book-based positions, as represented by DRS advice or otherwise, on all new share issuances and/or transfers. If a shareholder or its representative requests a change to a physical share certificate, DMTA shall convert said share certificate to book entry form and make the requested change.

3. The DMTA Customer shall not issue any share certificate without such certificate being countersigned by DMTA in its capacity as Transfer Agent.

4. In the case of the loss, theft or destruction of any share certificate, before a replacement certificate will be issued, DMTA must receive:

a. evidence satisfactory to DMTA of the loss, theft or destruction of such certificate; and

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b. a letter of indemnity from the shareholder and the DMTA Customer in a form acceptable to DMTA.

5. The DMTA Customer represents and warrants that all Securities to be covered by this Agreement that are issued and outstanding on the Effective Date are issued and outstanding as fully paid and non-assessable and that with respect to future allotments and issuances of Securities, DMTA shall be entitled to regard such Securities as fully paid and non-assessable.

6. DMTA shall be entitled to treat as valid any shareholder data, share certificate or DRS position for Securities purporting to have been issued or prepared by or on behalf of the DMTA Customer prior to the Effective Date of this Agreement and the DMTA Customer shall indemnify and save harmless DMTA, its officers, directors, employees, successors, assigns and agents from any liability or claims that may be made against them by reason of DMTA treating any such shareholder data, certificate or DRS position as valid. DMTA is hereby expressly relieved from any duty or obligation to (a) correct incomplete shareholder data prepared on behalf of the DMTA Customer prior to the Effective Date of this Agreement; and (b) verify the signature or the authority to sign of the person or persons purporting to sign any such certificate on behalf of the DMTA Customer or on behalf of any other institution that was appointed the Transfer Agent of the Securities prior to the Effective Date.

4. Dividend Distribution Agent (if requested by DMTA Customer)

4.1. In the event that DMTA Customer appoints DMTA as agent to distribute to holders of Securities dividends as may from time to time be declared by the board of directors of the DMTA Customer, DMTA agrees to accept such appointment subject to terms to be agreed upon by the parties.

4.2. DMTA Customer shall provide security holder information to DMTA in order for DMTA Customer to contact such holders and obtain the information necessary to make dividend payments or pay amounts owing under debt securities.

4.3. If directed by DMTA Customer, DMTA may provide administrative reconciliation services for investor tax form completion but DMTA Customer is solely responsible for submitting required tax forms to the IRS.

4.4. If DMTA Customer chooses to appoint DMTA as the Dividend Distribution Agent in accordance with this section, DMTA Customer acknowledges that DMTA is not the dividend distribution paying agent. DMTA shall disburse dividends in accordance herewith upon receiving written direction from the DMTA Customer and a certified copy of a resolution of the board of directors of the DMTA Customer declaring such dividends but all payments shall be made by DMTA Customer from DMTA Customer funds.

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4.5. At least one business day before the date on which such dividends are payable, the DMTA Customer shall deliver to DMTA by electronic transfer or certified cheque, funds sufficient to pay such dividends, or make such other arrangements for the provision of funds as may be agreeable between the parties.

4.6. If any funds are received by DMTA in the form of uncertified cheques, DMTA shall be entitled to delay the time for release of such funds until such uncertified cheques shall be determined to have cleared the financial institution upon which the same are drawn.

5. Other Services

5.1. DMTA shall perform such other services normally incident with the role of Transfer Agent and Registrar or Dividend Disbursing Agent, if applicable, as the DMTA Customer may request in writing from time to time for such fees as may be agreed to from time to time between the parties, in accordance with the terms hereof.

5.2. DMTA may, in connection with the services described in this Agreement, engage, at DMTA's sole expense (unless agreed in writing by DMTA Customer), without notice, subcontractors, agents and service providers in its sole and absolute discretion. DMTA Customer agrees that DMTA is authorized to appoint such individuals and entities and do all other acts required to carry out the Agreement.

5.3. DMTA may be required to perform other work on behalf of the DMTA Customer with respect to new or existing industry regulations (for example, related to provincial Securities Acts, the U.S. Securities Exchange Act of 1934 ("1934 Act"), the Internal Revenue Code, state escheatment or unclaimed property legislation or other). DMTA is hereby authorized, at its discretion and at the expense of the DMTA Customer, where applicable, to perform such work.

5.4. The DMTA Customer hereby acknowledges and authorizes DMTA to use the DMTA Customer's online DealMaker Shareholder online portal to communicate with shareholders for the purpose of delivering the DMTA shareholder Services described herein, including but not limited to (i) uploading book entry statements and (2) responding to shareholder action requests.

5.5. The DMTA Customer acknowledges and agrees that DMTA is not responsible for the escheatment of unclaimed property, including securities or funds issued and/or held by DMTA as a result of DMTA performing its services as Transfer Agent and Disbursing Agent ("Unclaimed Property"), which may be required under any state laws or the 1934 Act. DMTA's role is limited to completing two lost holder searches pursuant to SEC rule 17 Ad-17 ("Lost Holder Searches"). The DMTA Customer acknowledges that it is solely responsible for all obligations with respect to Unclaimed Property that is in the possession of DMTA at any time and agrees that DMTA does not offer escheatment services. DMTA shall have no responsibility to provide additional services regarding lost holder accounts for DMTA Customer's Securities.

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5.6. Notwithstanding the foregoing, in the event one or more shareholders is not responsive to the Lost Holder Searches, DMTA Customer may retain DMTA to conduct additional database searches to locate the shareholder, at the DMTA Customer's sole expense, in accordance with DMTA's then applicable fees ("Additional Searches"). DMTA Customer acknowledges that it remains solely responsible for all obligations with respect to Unclaimed Property even if DMTA is directed to conduct Additional Searches.

6. Fees and Expenses

This section applies only to the provision of DMTA Services and in the event of a conflict, supersedes any prior paragraphs concerning Fees contained in this Agreement:

6.1.The DMTA Customer shall pay the fees outlined on the Order Form for the services described therein. Fees are subject to revision by DMTA from time to time DMTA Customer shall reimburse DMTA for all costs and expenses incurred in connection herewith. Without limiting the generality of the foregoing and notwithstanding any other provision of this Agreement or of any fees, the DMTA Customer agrees to pay DMTA such additional compensation, costs and expenses as are agreed between the parties to be warranted by any additional time, effort and/or responsibility incurred or expended by DMTA in order to comply with any laws or regulations it may be subject to as Registrar, Transfer Agent or as dividend distribution disbursing agent, including, without limitation, unclaimed property legislation or future imposed regulations.

6.2. All DMTA Fees are incurred immediately at time of service and non-refundable. The DMTA Customer will be billed as set out in the Terms.

6.3. All out of pocket costs and expense recoveries are payable in advance, unless otherwise agreed to in writing.

6.4. In the event that a corporate action or reorganization occurs, the DMTA Customer agrees to compensate DMTA at a rate based on the terms of the transaction and the duties required of DMTA.

6.5. In the event the DMTA Customer defaults in its payment obligations to DMTA ("Payment Default"), DMTA shall have the right, commencing thirty (30) days following written notification to the DMTA Customer of Payment Default and unless such Payment Default has been remedied, to immediately suspend service or terminate this Agreement, subject to DMTA's rights and recourses under this Agreement or applicable law.

7. DMTA Customer's Responsibility For Documents

7.1. The DMTA Customer agrees that it will promptly furnish to DMTA from time to time:

7.1.1. certified copies of all articles, any amendments thereto and all relevant By-laws;
7.1.2. certified copies of all resolutions or other authorizing documents allotting or providing for the issuance of Securities;

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7.1.3. a current list of the directors of the DMTA Customer upon any change to this information; and

7.1.4. that number of unissued Share certificates as is necessary for DMTA to perform its obligations hereunder from time to time

7.2. DMTA Customer agrees to direct its broker-dealer, as applicable, to share required onboarding documents with DMTA upon request.

8. DMTA Customer's Responsibility For Signatories

8.1. The DMTA Customer shall deliver evidence of the appointment of its signatories as such evidence may be requested from time to time by DMTA. The DMTA Customer shall promptly advise DMTA, in writing, as to any changes in the authorized signatories and the directors of the DMTA Customer and DMTA shall not be charged with notice of any such change in authorized signatories unless and until such notice is provided in writing in accordance with the provisions herein with respect to Notice.

8.2. DMTA may act upon any email or certificate or other document believed by it to be genuine and to have been signed by the proper person or persons. DMTA may refuse to process any requested transfer or perform any other act requested of it if it is not satisfied as to the propriety of the request or the sufficiency of the evidence provided in support of such request.

9. Authorization To Act On Electronic Instructions

9.1. The DMTA Customer hereby directs DMTA to accept and act upon directions including treasury directions sent to DMTA via e-mail or via communications initiated by DMTA Customer through the DMTA Customer's online portal licensed from DealMaker.tech.

9.2. The DMTA Customer acknowledges that: E-mail is not a secure means of communication. Some of the risks of e-mail communications are that:

- someone could intercept, read, retransmit or alter a communication;
- e-mails can be lost, delivered late, or not received; and
- someone can send unauthorized e-mails that appear to emanate from a secure source.

9.3. In reviewing directions received via email, DMTA shall rely upon the customary signature block of the individual authorized to sign for the DMTA Customer, as provided by the DMTA Customer, from time to time. In reviewing direction received via DMTA Customer's deal portal, DMTA shall rely upon the user credentials customarily associated with the DMTA Customer's account.

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9.4. DMTA shall be entitled to act upon any direction received via e-mail or DealMaker.tech that DMTA believes to be genuine.

9.5. DMTA retains the right, at all times, to refuse to process any direction where DMTA questions the legitimacy of the direction. Where DMTA questions the legitimacy of a direction, DMTA shall make a good faith effort to promptly confirm the legitimacy of the direction, which may include requesting an originally signed direction. DMTA shall not be liable to the DMTA Customer or any party for any losses caused by DMTA's refusal to act on a direction that DMTA is not able to confirm to be legitimate.

10. DMTA's Reservation Of Rights

10.1. DMTA shall not incur any liability in refusing in good faith to affect any transfer which in its judgment is improper or unauthorized.

10.2. DMTA shall retain all rights and be entitled to:

10.2.1. refuse to act, and shall not be liable for refusing to act, unless it has received clear instructions and/or documentation and sufficient time to give effect to such instructions and/or documentation;

10.2.2. refuse the transfer of any Securities until such time as DMTA is satisfied, acting reasonably, that:

10.2.2.1. the share certificate, if applicable, presented to DMTA is valid;

10.2.2.2. the endorsement on the Share Certificate or DRS statement or appended stock power of attorney, as applicable, is genuine; and

10.2.2.3. the transfer requested is properly and legally authorized.

10.2.3. treat as valid any shareholder data or share certificate purporting to have been issued by or on behalf of the DMTA Customer prior to the date of this Agreement, as set out in section above;

10.2.4. not transfer any Security if such Security is subject to any restriction or prohibition on transfer, and DMTA shall not be liable to DMTA Customer or any other party for refusing toaffect any such transfer;

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10.2.5. refuse to act, and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, DMTA, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline.

10.2.5.1. Further, should DMTA, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then DMTA shall have the right to resign on 10 days' written notice to the DMTA Customer, provided that (i) DMTA's written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to DMTA's satisfaction within such 10 day period, then such resignation shall not be effective; and

10.3. DMTA shall be under no obligation to prosecute or defend any action or suit in respect of its agency relationship under this Agreement but will do so at the request of the DMTA Customer, provided that the DMTA Customer furnishes indemnity and funding satisfactory to DMTA, acting reasonably, against any liability, cost or expense which might be incurred.

11. Legal Advice

11.1. DMTA is hereby authorized, at its discretion and at the expense of the DMTA Customer to refer all documents or requests relating to any transfers or any other matters contemplated by this Agreement or requested to be performed pursuant to this Agreement to the DMTA Customer's or DMTA's legal counsel for advice, and DMTA shall be entitled but not required to rely on such advice. DMTA will, in all cases, endeavor to consult with the DMTA Customer prior to engaging outside counsel, unless as otherwise required by a regulatory body.

12. Data Access By Third Parties

12.1. DMTA Customer agrees that inspection of Securities records and Registers on the systems of DMTA may be subject to the inspection rights of securities regulatory authorities including the Securities and Exchange Commission.

12.2. For this purpose, DMTA is hereby authorized to make Securities and holder Register data available to industry third-party systems, both directly and via an integrated API, including but not limited to DMTAs and securities exchanges, to enable them to obtain information about the DMTA Customer's Securities, payment history of Securities, confirmations of holders' ownership positions, among others.

13. Warranties and Disclaimer

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13.1. Mutual Warranties: Each party to this Agreement represents to the other that (i) it has the right and authority to enter into this Agreement and to perform all of its respective obligations; (ii) the Agreement has been duly executed and delivered and constituted a valid, binding agreement enforceable in accordance with its terms; (iii) no other person is required to authorize the party's execution, delivery or performance of the Agreement; and (iv) execution, delivery and performance of this Agreement does not violate the terms or conditions of any other agreement to which it is a party or by which it is otherwise bound.

14. Warranties By DMTA Customer

14.1. DMTA Customer warrants and represents to DMTA that it will provide complete and accurate information and records with respect to the Securities, the holders thereof and the restrictions applicable to transfer of the Securities (including the dates that any such restrictions are no longer applicable.

14.2 In the event of a breach of any of the DMTA Customer's warranties or responsibilities herein, DMTA will have the right at its sole discretion to suspend DMTA Services if deemed necessary by DMTA to prevent or eliminate difficulties in the provision of DMTA Services pursuant to this Agreement or to prevent potential litigation.

14.3. Disclaimer By DMTA: Except as expressly set forth in this Agreement, DMTA makes no representation or warranty or any kind whether express, implied, or statutory.

15. Limitation of Liability

This section applies only to the provision of DMTA Services and in the event of a conflict, supersedes any prior paragraphs concerning LImitation of Liability contained in this Agreement:

15.1. Limits On Damages. DMTA shall not be liable for any action taken or omitted to be taken by DMTA under or in connection with this Agreement, except for losses caused principally and directly by DMTA's gross negligence, fraud, bad faith or willful misconduct. Notwithstanding any other provision in this Agreement, DMTA shall not, under any circumstances, be liable to DMTA Customer for special, indirect, incidental, consequential, exemplary, aggravated or punitive damages arising out of or related to the transactions contemplated under this Agreement, including but not limited to lost profits, loss of business or holder claims.

15.2. Cap on LIability. Notwithstanding any other provision of this Agreement, DMTA Customer agrees that DMTA's total liability arising out of or related to this Agreement, regardless of whether the action or claim is based on contract, tort, warranty or otherwise, shall be limited to the amount of fees paid by the DMTA Customer to DMTA in the twelve (12) months immediately preceding the first receipt by DMTA of notice of the claim.

15.3. Notwithstanding and without limitation of any other provision of this Agreement, and notwithstanding

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whether such losses or damages are foreseeable or unforeseeable, DMTA and each Indemnified Party shall not be liable under any circumstances whatsoever for any breach by any other person, which term includes corporations, partnerships, trusts or other entities, of securities laws or other rule of any securities regulatory authority, for lost profits or for special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages. DMTA Customer agrees that its liability hereunder shall be absolute and unconditional, regardless of the correctness of any representations of any third parties and regardless of any liability of third parties to any of the Indemnified Parties and shall accrue and become enforceable without prior demand or any other precedent action or proceeding.

15.4. For so long as the DMTA Customer is a client of DMTA, the DMTA Customer undertakes to advise DMTA in writing as soon as reasonably practicable in the event that the DMTA Customer becomes, or ceases to be, a reporting DMTA Customer with the United States Securities and Exchange Commission.

15.5. The provisions of this section shall survive the resignation or removal of DMTA and the termination of this Agreement.

16. Miscellaneous

16.1. No Implied License. DMTA Customer has no right, title or interest in the technology used and the DMTA Services or by third parties engaged by the DMTA. This Agreement is not intended and will not be construed to confer upon either party any license rights to any patent, trademark, copyright, or other intellectual property rights of either party hereto or any other rights of any kind not specifically conferred in this Agreement.

16.2. No Underwriting. DMTA Customer agrees that DMTA is not acting as an underwriter of any Securities offering, nor as a broker or dealer on any Securities transaction.

16.3. No Investment Advice. DMTA Customer agrees that DMTA is not providing investment advice, does not make any Securities recommendation, and does not solicit the offer or sale of Securities to any investor or DMTA Customer.

16.4. No Legal or Accounting Advice. DMTA Customer agrees that DMTA does not provide any legal or accounting advice, including but not limited to legal advice or recommendations with respect to the vesting, conversion or expiry of any securities (collectively “Conversion Events”). DMTA Customer shall rely solely on its own professional advisors as it deems appropriate to do so, including but not limited to matters in relation to Conversion Events. DMTA reserves the right to seek legal advice as needed and in its sole discretion, as set out in this Agreement.

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